                               EXCHANGE AGREEMENT





       LA/CAL ENERGY PARTNERS II AND CERTAIN OTHER PARTIES NAMED HEREIN,


                         GOODRICH ACQUISITION II, INC.


                                      AND


                         GOODRICH PETROLEUM CORPORATION

                               TABLE OF CONTENTS

ARTICLE I
         ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.01     Agreement to Contribute Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.02     Forms of Contribution Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II
         CONSIDERATION FOR THE ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.01     Consideration.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.02     Allocation of Value.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III
         TITLE AND OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 3.01     Title Examination Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 3.02     Title Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 3.03     Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 3.04     Other Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.05     Remedy for Title Defects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.06     Notice of Title or Other Defects; Power of Attorney.  . . . . . . . . . . . . . . . . . . . . 6
         Section 3.07     Valuation of Title and Other Defects. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.08     Right of Offset and Cash Consideration Adjustment.  . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE IV
         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.01     Preferential Rights to Purchase.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.02     Consents to Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.03     Copies of Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.04     Conduct of Business Prior to Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.05     No Negotiations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.06     Books, Records and Files. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4.07     Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4.08     Appointment of Acquisition II as Operator.  . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4.09     Amendment of La/Cal II's Partnership Agreement; Consents. . . . . . . . . . . . . . . . . .  10
         Section 4.10     Registration or Proxy Statement; Confidential Memorandum  . . . . . . . . . . . . . . . . .  10
         Section 4.11     Covenants of Acquisition II and Goodrich. . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V
         REPRESENTATIONS OF THE LA/CAL II PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.01     Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.02     Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.03     Litigation and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.04     Lease Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.05     Other Maintenance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.06     Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.07     Gas Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.08     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.09     Consents, Waivers and Preferential Rights . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.10     Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.11     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.12     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.13     Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.14     Current Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.15     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.16     Organizational Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.17     Due Execution and Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.18     Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.19     Wells . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.20     Evaluation Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.21     Well Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.22     Royalties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.23     Reserve Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.24     Payout Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.25     Books and Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.26     Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.27     No Affiliate or Business Limiting Agreements  . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.28     Hydrocarbon Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.29     Employees; WARN Act Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.30.    Limitation on Remedial Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.31     Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI
         REPRESENTATIONS OF ACQUISITION II AND GOODRICH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.01     Corporate Existence of Acquisition II . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.02     Corporate Power of Acquisition II . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.03     Due Execution and Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.04     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.05     Financial Statements of Goodrich  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 6.06     SEC Filings of Goodrich . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.07     Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.08     Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VII
         CONDITIONS TO OBLIGATIONS OF THE LA/CAL II PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.01     Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.02     Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.03     Pending Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.04     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.05     Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 7.06     Approval of the Partners of La/Cal II . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.07     Consummation of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.08     Approval of the Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VIII
         CONDITIONS TO OBLIGATIONS OF ACQUISITION II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.01     Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.02     Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.03     Pending Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.04     Approval of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.05     Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.06     La/Cal II Partners' Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.07     Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.08     Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.09     No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.10     Registration or Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.11     Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.12     Consents of Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.13     Prohibition of Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 8.14     Subscription Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX
         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 9.01     Time and Place of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 9.02     Pre-Closing Review of Cash Consideration Adjustments  . . . . . . . . . . . . . . . . . . .  23
         Section 9.03     Adjustments to Cash Consideration at Closing  . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 9.04     Post-Closing Adjustments and Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 9.05     Remittance of Certain Payments Received by the La/Cal II Parties  . . . . . . . . . . . . .  24
         Section 9.06     Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

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
         Section 9.07     Ad Valorem and Similar Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.08     Actions of the La/Cal II Parties at Closing . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.09     Actions of Acquisition II at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.10     Actions of Goodrich and Acquisition II Sub1 at Closing  . . . . . . . . . . . . . . . . . .  26
         Section 9.11     Further Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE X
         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.01    Right of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 10.02    Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XI
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 11.01    The La/Cal II Parties' Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 11.02    Acquisition II's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 11.03    Indemnitee's Negligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 11.04    Limitation on Responsibility for Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . .  27
         Section 11.05    Directors', Officers' and Management Committee Indemnifications . . . . . . . . . . . . . .  27
         Section 11.06    Survival of Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XII
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.01    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.02    Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.03    Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.04    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.05    No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.06    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.07    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.08    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 12.09    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.10    Action by and Notice to Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.11    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





Schedule I                -- List of Working Interest Owners
Exhibit A                 -- Form of Contribution Agreement

Exhibit B                 -- Form of Certificate of Designations for Acquisition II Series B Convertible
                             Preferred Stock
Exhibit C                 -- Form of Registration Rights Agreement
Exhibit D                 -- Form of Certificate of Merger between Goodrich and Newco Sub1
Exhibit E                 -- Form of Subscription Certificate

Schedule 1.01             -- Leases, Wells and Contracts
Schedule 2.01(a)          -- Allocation of Cash and Share Consideration among La/Cal Parties
Schedule 2.01(c)          -- List of RIMCO Notes
Schedule 2.02             -- Allocation of Value among Assets
Schedule 5.02             -- Tax Matters
Schedule 5.03             -- Litigation and Claims
Schedule 5.07             -- Gas Imbalances and Take-or-Pay Obligations
Schedule 5.09             -- Preferential Rights to Purchase and Required Consents to Assignment
Schedule 5.13             -- Adverse Changes
Schedule 5.14             -- Outstanding AFE's and Commitments for Expenditures
Schedule 5.18             -- Insurance Coverage
Schedule 5.19             -- Well Operations
Schedule 5.20             -- Limitations on Rights regarding Evaluation Data
Schedule 5.21             -- Well Status
Schedule 5.23             -- Reserve Report Matters
Schedule 6.02             -- Consents Required by Acquisition II prior to Closing
Schedule 6.05             -- Financial Statement Disclosures

                               EXCHANGE AGREEMENT


         This Exchange Agreement (this "Agreement") is made and entered into as of the 22nd day of October, 1996, by and between La/Cal Energy Partners II ("La/Cal II"), a Louisiana general partnership, and certain working interest owners named in Schedule I hereof (the "Working Interest Owners," and collectively with La/Cal II, the "La/Cal II Parties"), Goodrich Acquisition II, Inc., a Delaware corporation ("Acquisition II"), a wholly-owned subsidiary of Goodrich Petroleum Corporation, a Delaware corporation ("Goodrich"), and Goodrich. Acquisition II, Goodrich and the La/Cal II Parties are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

                              W I T N E S S E T H:

         WHEREAS, the La/Cal II Parties wish to contribute to Acquisition II and Acquisition II wishes to receive from the La/Cal II Parties, subject to the terms and conditions set forth herein, certain oil and gas producing properties in the states of Louisiana and Texas, together with certain other related assets, referred to herein collectively as the "Assets.";

         WHEREAS, the consideration to be received by the La/Cal II Parties in exchange for the Assets is to consist of cash, shares of Acquisition II Series B Convertible Preferred Stock (the "Preferred Shares") and the assumption of the RIMCO Debt (as hereinafter defined);

         WHEREAS, the partners of La/Cal II will be solicited to consent to the exchange of the Assets in return for such consideration and to consent to the subsequent dissolution of La/Cal II and the distribution of the Preferred Shares and other consideration received by La/Cal II to such partners;

         WHEREAS, Acquisition II has formed or will form two subsidiaries, Acquisition II Sub1, a Delaware corporation formed solely for the purpose of consummating the transactions contemplated by this Agreement, and Acquisition II Sub2, a Nevada corporation, each of which is or shall be wholly-owned by Acquisition II;

         WHEREAS, concurrently with the contribution of the Assets from the La/Cal II Parties to Acquisition II, Acquisition II Sub1 will merge with and into Goodrich, in accordance with the provisions of Section 251(g) of the Delaware General Corporation Law, with Goodrich being the surviving entity (the "Merger");

         WHEREAS, concurrently with or subsequent to the Merger, Acquisition II will contribute the Assets to Acquisition II Sub2; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger and asset contribution shall qualify as an integrated plan for the contribution of the Assets and the outstanding stock of Goodrich to Acquisition II which qualifies for nonrecognition treatment under Section 351 of the United States Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement by each Party, the receipt and sufficiency of which are hereby acknowledged, the La/Cal II Parties, Acquisition II and Goodrich hereby agree as follows:

                                   ARTICLE I

                                     ASSETS

         Section 1.01 Agreement to Contribute Assets. Subject to the terms and conditions of this Agreement, the La/Cal II Parties agree to contribute to Acquisition II and Acquisition II agrees to receive from the La/Cal II Parties all of the La/Cal II Parties' rights, title and interests in and to the following assets (collectively, such interests in such assets are referred to as the "Assets"):

                 (a) the oil and gas leases described in Schedule 1.01 attached hereto (collectively, the "Leases"), including, without limitation, all overriding royalty interests and working interests, production payments, net profits interests and the oil and gas wells located upon the lands covered by the Leases or pooled or unitized therewith (collectively, the "Wells");

                 (b) all rights, privileges, benefits and powers conferred upon the La/Cal II Parties as the holder of any Leases with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases that may be necessary, convenient or incidental to the possession and enjoyment of such Leases;

                 (c) all of the La/Cal II Parties' rights in any pools or units including all or any part of any Lease or including any Well (the "Units"), including all right, title and interest in production from any Unit;

                 (d) all platforms, water source wells, injection wells, tubular goods, well equipment, lease equipment, production equipment, pipelines and all other personal property, fixtures and facilities appurtenant to or used in connection with the Leases, Units or the Wells (collectively, the "Facilities");

                 (e) all production sales contracts, transportation agreements, pooling agreements, unitization agreements, operating agreements, processing agreements, surface leases, easements, permits, division orders, purchase orders, invoices, receipts, licenses and rights-of-way, orders of governmental authorities, and all other contracts, agreements and instruments related to or utilized in connection with the Leases, Units, Wells or Facilities, or the production, storage, treatment, transportation, sale or disposal of oil, gas, or other hydrocarbons, minerals or substances therefrom and rights to insurance proceeds, and to the extent assignable, insurance policies (collectively, the "Contracts"), including, without limitation, the Contracts listed on Schedule 1.01;

                 (f) all of the La/Cal II Parties' original files, books, records and data, or copies thereof, regarding the Leases, Units, Wells, Facilities and Contracts, including without limitation, all abstracts of title, title opinions, title curative documents, title records, leases, assignments, contracts, correspondence, geologic, geophysical and seismic records, data and information, and production records, logs, core data, pressure data, and decline curve and production curve data, tax and accounting records, material technology and proprietary information relating to the Assets and all related items, including, without limitation, computer disks, tapes and data relating to the foregoing (collectively, the "Files");

                 (g) all oil, gas, distillate, condensate, casinghead gas or other liquid or vaporous hydrocarbons, or other minerals (collectively, the "Hydrocarbons"), produced from or attributable to the Leases from and after July 1, 1996 (the "Effective Time"), and all Hydrocarbons produced prior to the Effective Time and in storage as of the Closing Date;

                 (h) all rights of way, easements and servitudes used by the La/Cal II Parties in connection with the Assets; and

                 (i) all other assets of whatever kind and nature of the La/Cal II Parties relating to items (a) through (h) of this paragraph.

         Section 1.02 Forms of Contribution Agreements. The contribution of the Assets shall be made in accordance with the terms and provisions of the forms of Contribution Agreements attached hereto as Exhibit A.

                                   ARTICLE II

                          CONSIDERATION FOR THE ASSETS

         Section 2.01 Consideration. Subject to the terms and conditions of this Agreement, Acquisition II, in full consideration for the Assets shall, at the Closing (as hereinafter defined):

                 (a) Pay to the La/Cal II Parties the sum of Two Million and No/100 Dollars ($2,000,000.00)(the "Cash Consideration"), as adjusted in accordance with the provisions of Article IX (the "Adjusted Cash Consideration"). The Adjusted Cash Consideration shall be delivered by Acquisition II to the La/Cal II Parties at the Closing with each La/Cal II Party receiving the sum, subject to adjustment, set forth opposite such La/Cal II Party's name on Schedule 2.01(a) attached hereto.

                 (b) Deliver to the La/Cal II Parties Seven Hundred Fifty Thousand (750,000) shares of the Preferred Shares, as adjusted in accordance with the provisions of Article IX (the "Adjusted Preferred Shares"). The Adjusted Preferred Shares shall be delivered to the La/Cal II Parties at the Closing with each La/Cal II Party receiving the number of shares set forth opposite such La/Cal II Party's name on
         Schedule 2.01(a) attached hereto. The Preferred Shares shall have substantially the same rights, preferences, qualifications and limitations and restrictions as contained in the form of the Certificate of Designations for the Acquisition II Series B Convertible Preferred Stock attached hereto as Exhibit B. The conversion price for the Preferred Shares shall be equal to the product of 1.25 times the average Closing Price (as defined in the Certificate of Designations) for Goodrich common stock for the twenty (20) trading days prior to the date of Closing of this Agreement; provided, however, that the conversion price shall not be less than $0.9375.

                 (c) Assume from La/Cal II the obligation to repay in full all sums, including principal and interest, then outstanding under the terms of that certain Note Purchase Agreement dated as of July 14, 1995, by and between La/Cal II, as Issuer, and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, as Purchasers, including such sums as are represented by the promissory notes listed on Schedule 2.01(c) attached hereto (all of such obligations being collectively referred to hereinafter as the "RIMCO Debt"); provided, however, that the amount of the RIMCO Debt assumed pursuant hereto shall not exceed the sum of $7,946,695.96.

         Section 2.02 Allocation of Value. Schedule 2.02 sets forth the initial allocation of the consideration, subject to adjustment, among the Assets for all purposes, including financial accounting and tax purposes. The Parties agree that they will not take any position inconsistent with such allocation in preparing any tax returns or tax reports to governmental authorities.


                                  ARTICLE III

                            TITLE AND OTHER MATTERS

         Section 3.01 Title Examination Period. During the period commencing with the execution date of this Agreement and concluding forty-five
(45) days thereafter, the La/Cal II Parties shall provide Acquisition II and/or its representatives access to and or use its best efforts to cause the operator of any portion of the Assets to allow Acquisition II access to (i) all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records, agreements and other books, records, contracts, correspondence, maps, data, reports, documents and information of the La/Cal II Parties pertaining to the Assets, and (ii) the Assets in order to conduct inspections thereof.

         Section 3.02 Title Defects. The Assets shall be deemed to have a "Title Defect" if the La/Cal II Parties have less than Good and Marketable Title to any of the Assets. As used herein, the term "Good and Marketable Title" means such record and beneficial title of the La/Cal II Parties that is free and clear of all liens, charges, claims, defects and encumbrances, other than Permitted Encumbrances (as hereinafter defined) and that, except (a) as set forth in Schedule 1.01, (b) for changes therein under circumstances customarily provided for in unitization and similar agreements, and (c) for penalty provisions and contribution requirements customarily provided for in operating and similar agreements, (i) entitles the La/Cal II Parties to receive at least the undivided interest set forth on Schedule 1.01 as the "Net Revenue Interest" of all Hydrocarbons produced, saved and marketed from each Well, through the plugging, abandonment and salvage of such Well and (ii) obligates the La/Cal II Parties to bear a portion of the costs and expenses relating to the maintenance and development of, and operations relating to, such Well not in excess of the undivided interest set forth on Schedule 1.01 as the "Working Interest" through the plugging, abandonment and salvage of such Well.

         Section 3.03 Permitted Encumbrances. For purposes of this Agreement, the term "Permitted Encumbrances" shall mean any of the following:

                 (a) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business;

                 (b) any rights reserved to or vested in any municipality or other governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws;

                 (c) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any property or lands of the La/Cal II Parties, or over which the La/Cal II Parties own rights-of-way, easements, permits or licenses, that do not unreasonably or materially interfere with the use of the Leases or Units;

                 (d) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other similar burdens on or deductions from the proceeds of production that do not operate to (i) reduce the Net Revenue Interest of the La/Cal II Parties below that set forth in Section 3.02(i); or (ii) increase the Working Interest of the La/Cal II Parties above that set forth in Section 3.02(ii) without a proportionate increase in the net revenue interest of the La/Cal II Parties;

                 (e) division orders and oil sales contracts that contain terms and conditions customary in the industry for the area in which the affected Asset is located, that are terminable without penalty upon 30 days notice and that do not operate to reduce the Net Revenue Interest of the La/Cal II Parties below that set forth in Section 3.02(i) and that do not increase the Working Interest of the La/Cal II Parties above that set forth in Section 3.02(ii) without a corresponding and proportionate increase in the Net Revenue Interest of the La/Cal II Parties;

                 (f) gas sales contracts that contain terms and conditions customary in the industry for the geographical area in which the affected Well is located;

                 (g) operating agreements containing terms and conditions customary in the industry for the geographical area in which the affected Well is located and that do not operate to reduce the Net Revenue Interest of the La/Cal II Parties below that set forth in
         Section 3.02(i) and that do not increase the Working Interest of the La/Cal II Parties above that set forth in Section 3.02(ii) without a corresponding and proportionate increase in the Net Revenue Interest of the La/Cal II Parties;

                 (h) unitization, pooling, communitization and spacing agreements and orders that contain terms and conditions customary in the industry for the area in which the affected Asset is located and that do not operate to reduce the Net Revenue Interest of the La/Cal II Parties below that set forth in Section 3.02(i) and that do not increase the Working Interest of the La/Cal II Parties above that set forth in Section 3.02(ii) without a corresponding and proportionate increase in the Net Revenue Interest of the La/Cal II Parties;

                 (i) farmout and farm-in agreements that contain terms and conditions that are customary in the industry for the area in which the affected Asset is located and that have been taken into consideration in setting forth the Net Revenue Interests and Working Interests set forth in Section 3.02(i) and 3.02(ii);

                 (j) conventional rights of reassignment prior to abandonment; and

                 (k) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the Assets (i) if they have not been filed pursuant to law, (ii) if they have been filed pursuant to law but they have not yet become due and payable or payment is being withheld as provided by law or (iii) if their validity is being contested in good faith in the ordinary course of business by appropriate action.

         Section 3.04 Other Defects. All claims, losses, damages, costs, expenses and liabilities that result from or relate to or are attributable to any representation of the La/Cal II Parties, Acquisition II or Goodrich contained herein being untrue or being breached are hereinafter referred to as "Other Defects."

         Section 3.05 Remedy for Title Defects. The sole remedy for any Title Defect shall be the right of offset, in the form of a Cash Consideration Adjustment or a reduction in the number of Preferred Shares to be delivered hereunder, pursuant to Article IX below; provided, however, that no adjustment shall be made to the number of Preferred Shares to be delivered hereunder unless and until the Cash Consideration has previously been exhausted by virtue of adjustment. Any claim based on a Title Defect shall apply only to that portion of the Assets affected by the Title Defect and shall be equal to the applicable "Title Loss Amount," as determined in accordance with Section 3.07, below.

         Section 3.06 Notice of Title or Other Defects; Power of Attorney. Acquisition II or La/Cal II shall, as soon as practicable after discovery, but no later than forty-five (45) days after the execution of this Agreement, give the other Party or its representative written notice of any Title Defects or Other Defects which it believes to exist, ascribing a value thereto and proposing the Cash Consideration Adjustment to be made. Walter G. Goodrich shall serve as the La/Cal II Parties' attorney-in-fact and representative, with full power and authority to act for and on behalf of the La/Cal II Parties for the purpose of receiving the notices referred to above, serving on the Adjustment Committee (as hereinafter defined), and agreeing to the Title or Other Loss Amount. Arthur A. Seeligson and Basil M. Briggs shall serve as Acquisition II's attorneys-in-fact and representatives, with full power and authority to act for and on behalf of Acquisition II for the purpose of receiving the notices referred to above, serving on the Adjustment Committee and agreeing to the Title or Other Loss Amount. The Adjustment Committee shall consist of Arthur A. Seeligson and Basil Briggs as the representatives of Acquisition II and Walter G. Goodrich as the representative of the La/Cal Parties. Any decision made by the Adjustment Committee must be unanimous. The authority herein conferred on the representatives, each of whom shall enjoy the full power of substitution, shall be irrevocable, shall be deemed coupled with an interest and shall be binding on the heirs, personal representatives, successors and assigns of the party whom each represents.

         Section 3.07 Valuation of Title and Other Defects. For purposes of this Article III, "Title Loss Amount" shall mean the amount by which the value of an Asset is reduced due to a Title Defect. In the determination of the Title Loss Amount, the following factors shall be taken into account: the value assigned to the Asset involved; the portion of such Asset affected by the Title Defect; the legal effect of the Title Defect and the potential economic effect of the Title Defect over the life of such Asset; the length of time that the Asset has been producing by all owners and holders thereof in privity of title; and whether the Title Defect is of the type expected to be encountered and is customarily acceptable to prudent purchasers in the area where such Asset is located. For purposes of this Article III, "Other Loss Amount" shall mean the amount by which the La/Cal II Parties or Acquisition II has been or will be damaged as a result of any Other Defect. (Notwithstanding any other provision of this Agreement, a Party's liability for breach of any representation contained in this Agreement shall be limited to actual damages and shall not include incidental, consequential, indirect or punitive damages, except for attorney fees and costs. For purposes of determining the existence of or evaluating an Other Defect, the Adjustment Committee shall ignore the fact that any representation may be qualified or limited by reference to a Party's knowledge.) All asserted Title Defects and Other Defects shall be submitted to the Adjustment Committee, who shall determine, within ten (10) business days, the actual Title Loss Amount or Other Loss Amount, and such determination shall be binding on all parties. In the event the Adjustment Committee members cannot agree on the Title Loss Amount or Other Loss Amount with respect to any particular asserted Title Defect or Other Defect, they shall select, within three business (3) days after such disagreement, an arbitrator, who shall be a person recognized as possessing the expertise necessary to opine as to the matters involved. The arbitrator shall, within five business (5) days of appointment and receipt of all information requested by the arbitrator, determine, after such consultation with legal counsel, accountants and other expert consultants as may be necessary under the circumstances, the actual Title Loss Amount or Other Loss Amount, if any, with respect to the asserted Title Defect or Other Defect in dispute, and such determination shall be binding on all parties. All costs and expenses incurred in the arbitration process shall be shared equally by the parties.

         Section 3.08     Right of Offset and Cash Consideration Adjustment.
If the cumulative total of all Title Loss Amounts and Other Loss Amounts is equal to or less than the sum of $850,000.00, there shall be no adjustment to the consideration payable pursuant to Section 2.01, above. If the cumulative total of all Title Loss Amounts and Other Loss Amounts is greater than the sum of $850,000.00, the Cash Consideration (and, if necessary, the number of Preferred Shares ) payable to the La/Cal II Parties shall be increased or decreased, as the case may be, to reflect the amount by which such cumulative total exceeds the sum of $850,000.00. Any decrease in the Cash Consideration resulting from the application of this Section shall be allocated among the Assets on the basis of a percentage determined by dividing the Title Loss Amounts and Other Loss Amounts attributable to an Asset by the total Title Loss Amounts and Other Loss Amounts attributable to all Assets.
The decrease in the Cash Consideration attributable to an Asset shall be allocated among the La/Cal II Parties or among the partners of La/Cal II, as the case may be, consistently with Schedule 2.01(a).

                                   ARTICLE IV

                                   COVENANTS

         Section 4.01 Preferential Rights to Purchase. The La/Cal II Parties shall use their best efforts to comply with all preferential right to purchase provisions relating to the Assets. The La/Cal II Parties shall promptly notify Acquisition II if any preferential right to purchase is exercised or if the requisite period has elapsed without said right having been exercised. If a third party who has been offered an interest in any portion of the Assets pursuant to a preferential right to purchase elects to purchase any portion of the Assets pursuant to the aforesaid offer, any amount received by a La/Cal II Party in respect thereof shall be immediately transferred to Acquisition II, and, in the event Acquisition II shall have received all of the amount respecting the exercise of such preferential right as set forth on
Schedule 5.09, the exercise of such preferential right to purchase shall have no effect on the Cash Consideration or the number of Preferred Shares payable by Acquisition II hereunder.

         Section 4.02 Consents to Assignment. The La/Cal II Parties shall use their best efforts to obtain all consents to assignment of the Assets prior to Closing, excluding governmental consents or approvals customarily obtained post-closing. If any such consent to assignment has not been obtained by the twentieth day prior to the expected date of Closing, the Adjustment Committee, utilizing the procedures set forth in Section 3.07, shall determine a value attributable to the portion of the Assets affected by the unobtained consent(s), and the amount so determined shall be deducted from the Cash Consideration to be paid by Acquisition II hereunder (or the number of the Adjusted Preferred Shares to be delivered hereunder shall be appropriately reduced), and such reduction shall be applied to the La/Cal II Parties in a manner consistent with Schedules 2.01(a) and 2.02. If such consent is obtained thereafter, any reduction of the Cash Consideration (or the number of Adjusted Preferred Shares) resulting from the lack of such consent shall be paid (or delivered) by Acquisition II to the appropriate La/Cal II Parties subsequent to the effectiveness of the contribution of the Assets thereby affected.

         Section 4.03 Copies of Contracts. Within seven (7) days from the date of this Agreement, the La/Cal II Parties shall make available to Acquisition II true copies of all of the Contracts.

         Section 4.04 Conduct of Business Prior to Closing. The La/Cal II Parties covenant that, from the date hereof to the Closing Date, the La/Cal II Parties will:

                 (a) Not, without the prior written consent of Acquisition II, (i) operate, consent to operate or in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the Assets other than transactions that are
         (A) within the control and determination of the operator under any operating agreement affecting the Assets for which none of the La/Cal II Parties is the named operator, or (B) voluntary or discretionary, from the standpoint of the La/Cal II Parties and in an amount not exceeding $10,000; (ii) acquire, dispose of, encumber, relinquish or otherwise transfer any of the Assets; (iii) waive, compromise or settle any right or claim that would, or could be likely to, adversely affect the ownership, operation or value of any of the Assets; (iv) take any action or fail to take any action that could reasonably be expected to have a material adverse effect on the Assets after the Effective Time, or that could reasonably be expected to adversely affect the ability of the Parties to obtain consents of third parties or approvals of governmental entities required to consummate the transactions contemplated in this Agreement; (v) make capital expenditures or workover expenditures with respect to the Assets, unless the expenditure has been approved prior to the date of this Agreement and the authority for expenditure ("AFE") for such expenditure is described on Schedule 5.14; (vi) abandon any Well capable of producing in paying quantities located on the Leases or release or abandon all or any portion of any of the Leases; (vii) modify or terminate any of the agreements relating to its Assets (including gas sales agreements) that extend for a period of more than thirty (30) days; (viii) enter into any farmout or farm in agreements relating to the Assets other than in the ordinary course of business;
         (ix) encumber, sell or otherwise dispose of any of its Assets, other than personal property that is replaced by equivalent property or consumed in the normal operation of the Assets; or (x) agree to do any of the foregoing.

                 (b) (i) develop, maintain and operate the Assets in a good and workmanlike manner; (ii) maintain, or use their best efforts to cause operators of the Assets to maintain, all insurance now in force with respect to the Assets and pay or cause to be paid all costs and expenses incurred in connection therewith; (iii) keep the Leases and the Contracts in full force and effect, unless Acquisition II gives prior consent to the termination of any Lease or Contract (which consent shall not be unreasonably withheld), and perform and comply with all of the covenants and conditions contained therein and all agreements relating to the Assets in all material respects; (iv) maintain the books and records respecting the Assets in the usual, regular and ordinary course on a basis consistent with prior years; and (v) preserve the goodwill associated with their business relationships.

                 (c) Notify, as reasonably requested by Acquisition II, all governmental regulatory authorities of the transactions contemplated hereby and cooperate with Acquisition II in obtaining the issuance by each such authority of such permits, licenses and authorizations as may be necessary for Acquisition II to own the Assets following the consummation of the transactions contemplated in this Agreement.

                 (d) Notify Acquisition II of the discovery by the La/Cal II Parties that any representation or warranty of the La/Cal II Parties contained in this Agreement is or becomes untrue or will be untrue on the Closing Date.

                 (e) Duly and timely file, or use its best efforts to cause others to file, with governmental authorities all required reports and duly observe and comply in all material respects with all laws, rules, regulations, ordinances and orders relating to such La/Cal II Party, in each instance where the failure of such filing or observance and compliance could reasonably be expected to adversely affect the likelihood of the consummation of the transactions hereunder contemplated or could now or hereafter affect the ownership or operation of any of the Assets.

                 (f) Promptly notify Acquisition II of (i) any suit, action or other proceeding pending or threatened before any court or governmental body, authority or agency and any cause of action or dispute of which such La/Cal II Party has knowledge or has received notice that directly affects or relates to such La/Cal II Party or any partner, employee, consultant, agent or other representative thereof in his capacity as such and that could now or hereafter affect the ownership or operation of any of the Assets or that could reasonably be expected to adversely affect the likelihood of the consummation of the transactions hereunder contemplated, or (ii) any material failure or reasonably likely inability of such La/Cal II Party to satisfy any covenant, condition or agreement contained herein.

         Section 4.05 No Negotiations. During the period beginning on the date hereof and ending on the earlier of the Closing Date or the termination of this Agreement as provided herein, the La/Cal II Parties will not (a) approve or undertake any merger, consolidation, business combination or any transaction involving directly or indirectly all or any portion of the Assets or that could reasonably be expected to adversely affect, directly or indirectly, the likelihood of consummation of the transactions hereunder contemplated; or (b) directly or indirectly initiate, encourage, or solicit any inquiries, offers or proposals by any person other than Acquisition II with respect to, or participate in, facilitate, or encourage, any effort or attempt by any such person to do or seek, any transaction described in (a) above, including by way of furnishing information regarding the Assets to any person other than Acquisition II and its affiliates and representatives.

         Section 4.06 Books, Records and Files. Each La/Cal II Party shall give Acquisition II, through its officers, attorneys, accountants, petroleum engineers and authorized representatives ("Acquisition II's Agents"), free and full access, for the purposes of inspection, review and photocopying, to the facilities, properties, books, contracts, records and files of the La/Cal II Parties in the possession of such La/Cal II Party, its agents or attorneys, to permit Acquisition II to make such investigation as Acquisition II may deem necessary or desirable. Such La/Cal II Party shall furnish Acquisition II's Agents during such period with all such information and copies of such documents concerning the Assets as such agents may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to Acquisition II and Acquisition II's Agents of all material facts affecting the Assets.

         Section 4.07 Best Efforts. Upon the terms and subject to the conditions hereof, each La/Cal II Party agrees to use its reasonable best efforts to take or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to satisfy its conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement.

         Section 4.08 Appointment of Acquisition II as Operator. The La/Cal II Parties shall use their reasonable best efforts to cause Acquisition II or its designee, effective as of the Closing Date, to be appointed the operator of all the Assets with respect to which a La/Cal II Party was operator on the date hereof or becomes the operator prior to the Closing Date.

         Section 4.09 Amendment of La/Cal II's Partnership Agreement; Consents. La/Cal II shall not amend its partnership agreement subsequent to the Effective Date except as otherwise contemplated herein and La/Cal II's management committee will use its best efforts to obtain all partner and other consents necessary to the consummation of the transactions hereunder contemplated.

         Section 4.10     Registration or Proxy Statement; Confidential
Memorandum.   Acquisition II and Goodrich agree that, except with respect to information concerning the La/Cal II Parties and furnished by or on behalf of the La/Cal II Parties specifically for use therein, for which the La/Cal II Parties shall be responsible, (a) the Registration or Proxy Statement, whichever is applicable (the "Statement"), at the time the Statement is first mailed to the stockholders, at the time of the stockholders' meeting, at the Closing Date and at the time the Statement is declared effective, and (b) the Confidential Memorandum used to solicit the partners of La/Cal II and the Working Interest Owners (the "Memorandum"), at the time the Memorandum is mailed to the partners of La/Cal II and the Working Interest Owners, and at the time of the partners' meeting, (i) will comply as to form in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations thereunder and the Securities Exchange Act of 1934 and the rules and regulations thereunder, and (ii) will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Acquisition II and Goodrich will advise the La/Cal II Parties promptly in writing if, prior to the Closing Date they shall obtain knowledge of any facts that would make it necessary to amend or supplement the Statement or the Memorandum in order to make the statements therein not misleading or to comply with applicable law. The La/Cal II Parties agree that, except with respect to information concerning Acquisition II or Goodrich furnished by or on behalf of Acquisition II or Goodrich specifically for use therein, for which Acquisition II and Goodrich shall be responsible, (a) the Statement, at the time the Statement is first mailed to the stockholders, at the time of the stockholder's meeting, at the Closing Date and at the time the Statement is declared effective, and (b) the Memorandum, at the time the Memorandum is first mailed to the partners of La/Cal II and the Working Interest Owners and at the time of the partners' meeting, (i) will comply as to form in all material respects with the requirement of the Securities Act of 1933 and the rules and regulations thereunder and the Securities Exchange Act of 1934 and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The La/Cal II Parties will advise Acquisition II and Goodrich promptly in writing, if prior to the Closing Date the La/Cal II Parties shall obtain knowledge of any facts that would make it necessary to amend or supplement the Statement or the Memorandum in order to make the statements therein not misleading or to comply with applicable law.

         Section 4.11 Covenants of Acquisition II and Goodrich. Acquisition II and Goodrich shall:

                 (a) Promptly notify the La/Cal II Parties of (i) the discovery by either of them that any representation or warranty by either of them contained in this Agreement is or becomes untrue or will be untrue on the Closing Date; and (ii) any material failure or reasonably likely inability of Acquisition II or of Goodrich to satisfy any covenant, condition or agreement contained herein;

                 (b) Duly and timely file, or use its best efforts to cause others to file, with governmental authorities all required reports and duly observe and comply in all material respects with all laws, rules, regulations, ordinances and orders relating to Acquisition II and to Goodrich, in each instance where the failure of such filing or observance and compliance could reasonably be expected to adversely affect the likelihood of the consummation of the transactions hereunder contemplated; and

                 (c) Upon the terms and subject to the conditions hereof, use their reasonable best efforts to take or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to satisfy their conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE V

                    REPRESENTATIONS OF THE LA/CAL II PARTIES

         Each of the La/Cal II Parties severally represents to Acquisition II that, as of the Effective Date and the Closing Date with respect to that portion of the Assets owned by such La/Cal II Party:

         Section 5.01 Title. No warranty of title is given hereunder even with respect to the return of the consideration, except for claims arising by, through or under the La/Cal II Parties. Each La/Cal II Party represents that there are no claims affecting Good and Marketable Title to the Assets arising by, through or under such La/Cal II Party.

         Section 5.02 Taxes. All ad valorem, property, occupation, severance, production, gathering, pipeline, gross production, windfall profit, Btu, energy, excise and other taxes, governmental charges and assessments imposed, levied, assessed, and due with respect to, measured by, charged against or attributable to the Assets have been duly paid. No waiver or agreement is in force for the extension of time for the assessment or payment of any tax described in the foregoing sentence, except for normal extensions. Except as set forth on Schedule 5.02, there are no assessed tax deficiencies against such La/Cal II Party respecting the Assets; there are no tax deficiencies proposed or threatened; and no audit by any federal, state or local taxing authority is in progress, or, to the best of such La/Cal II Party's knowledge, is being proposed, threatened or discussed that could now or hereafter affect the ownership or operation of any of the Assets or that could reasonably be expected to adversely affect the likelihood of the consummation of the transactions hereunder contemplated.

         Section 5.03     Litigation and Claims.  Except as is set forth in
Schedule 5.03, no claim, demand, filing, cause of action, administrative proceeding, lawsuit or other proceeding or litigation has been instituted, is pending or, to the best knowledge of such La/Cal II Party, being investigated or threatened that could now or hereafter affect the ownership or operation of any of the Assets or that could reasonably be expected to adversely affect, directly or indirectly, the likelihood of consummation of the transactions hereunder contemplated. Except as set forth Schedule 5.03, such La/Cal II Party is not party or subject to any injunction, judgment, order, notice of violation or decree, whether or not still subject to appeal, of any court or governmental body, authority or agency that could now or hereafter affect the ownership or operation of any of the Assets or that could reasonably be expected to adversely affect the likelihood of the consummation of the transactions hereunder contemplated. To the best knowledge of such La/Cal II Party, except as set forth on Schedule 5.03, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that could now or hereafter affect the ownership or operation of any of the Assets or that could reasonably be expected to adversely affect the likelihood of the consummation of the transactions hereunder contemplated.

         Section 5.04 Lease Maintenance. To the best of such La/Cal II Party's knowledge, the Leases are in full force and effect as to all lands and depths described in such Leases and such La/Cal II Party is in full compliance with the Leases.

         Section 5.05 Other Maintenance. All rents and royalties with respect to the Assets have been properly and timely paid, and, to the best of such La/Cal II Party's knowledge, all liabilities of any kind or nature incurred with respect to the Assets have been paid before delinquency; neither such La/Cal II Party nor, to the best of such La/Cal II Party's knowledge, any prior owners of the Assets have received any notice of default or claimed default with respect to any obligations with respect to the Assets or any part thereof.

         Section 5.06 Equipment. To the best of such La/Cal II Party's knowledge, all Wells, Facilities, and other equipment that constitute part of the Assets are in good repair and working condition and have been installed and maintained in accordance with good industry standards and all applicable legal requirements.

         Section 5.07     Gas Matters.

                 (a) Except as set forth in Schedule 1.01, neither the Assets nor the Hydrocarbons attributable thereto are subject, committed or dedicated to any contract, agreement or arrangement regarding the gathering, transportation, processing, storing, delivering, sale, use or marketing thereof; such La/Cal II Party has disclosed in writing to Acquisition II the existence of all such contracts, arrangements or agreements, in Schedule 1.01, and no third party has any call, right of first refusal or preferential right to purchase such Hydrocarbons. Except as set forth in Schedule 1.01, such La/Cal II Party is not a party to or bound by, and the Assets and the Hydrocarbons attributable thereto, are not encumbered or affected by any contract, production payment, gas balancing, deferred production, gas banking or similar agreement or arrangement, and such La/Cal II Party is not in an "overlift," "over produced," or similar status under any such agreement or arrangement. Such La/Cal II Party's representation in this Section 5.07 shall be limited to the best of its knowledge as to periods of time prior to its ownership of the Assets.

                 (b) Except as set forth on Schedule 5.07 and except for gas imbalances between (i) the La/Cal II Parties, and (ii) any third party working interest owners or third party pipelines relative to the Wells and Leases (collectively, "Gas Imbalances"), to the knowledge of such La/Cal II Party, such La/Cal II Party is not obligated by any gas prepayment arrangement or by any "take-or-pay" requirement to deliver any gas, or other Hydrocarbons from the Assets, at a future time without then or thereafter receiving full payment therefor. Schedule
         5.07 sets forth all Gas Imbalances affecting the interests of such La/Cal II Party in and to the Wells and Leases.

         Section 5.08 Compliance with Laws. To the best knowledge of such La/Cal II Party, the Assets have been operated in compliance with all laws, orders, ordinances, rules and regulations of all governmental authorities having or asserting jurisdiction relating to the ownership and operation thereof, including the production of all Hydrocarbons attributable thereto. All necessary or appropriate certificates, approvals, consents, permits, licenses or other authorizations from any governmental or similar entity, agency or subdivision thereof with regard to the ownership or operation of the Assets have been obtained and no violations exist, have been recorded or are known by such La/Cal II Party in respect of such licenses, permits or authorizations, and no proceeding is pending or threatened to revoke or limit any such permit or license. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by such La/Cal II Party by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the customary approval of the transfer of interests in Leases on state-owned lands or waterbottoms.

         Section 5.09 Consents, Waivers and Preferential Rights. Except as disclosed on Schedule 5.09, to the best of such La/Cal II Party's knowledge, there are no consents or waivers of preferential purchase or other rights necessary to permit the valid contribution to Acquisition II of the Assets (excluding governmental consents and approvals customarily obtained post-closing and which are expected to be obtained).

         Section 5.10 Environmental. To the best of such La/Cal II Party's knowledge, such La/Cal II Party has obtained all permits, licenses and other authorizations that are required under federal, state and local laws, ordinances or regulations and all material reports have been timely filed under all applicable federal, state and local laws, ordinances or regulations; and the Assets are in substantial compliance with each federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Assets including, but not limited to, soil and groundwater conditions, including laws relating to actual or threatened emissions, discharges or releases of pollutants, raw materials, products, contaminants or hazardous or toxic materials or hazardous or solid wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or hazardous or solid wastes, and to the best of such La/Cal II Party's knowledge, third parties operating the Assets are in compliance in all material respects with all terms and conditions of such laws, ordinances, regulations, permits, licenses and authorizations and also are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any ordinance, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to the Assets, and such La/Cal II Party has not (and to the best of such La/Cal II Party's knowledge no third party operator has) received notice of any violation of or investigation relating to any federal, state or local laws and no notices have been received advising such La/Cal II Party that it is potentially responsible for response costs with respect to a release or threatened release of "Hazardous Substances" on, into, under or from the Assets. Such La/Cal II Party has furnished Acquisition II copies of all environmental studies and reports prepared or obtained by such La/Cal II Party relating to the Assets, if any.

         Section 5.11 Brokers. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of such La/Cal II Party for which Acquisition II has or will have any liabilities or obligations (contingent or otherwise).

         Section 5.12 Contracts. To the best knowledge of such La/Cal II Party, such La/Cal II Party has performed in all material respects all obligations required to be performed by it and is not in default, or alleged to be in default, in any material respect under any of the Contracts. Schedule
1.01 sets forth all of the Contracts.

         Section 5.13     Adverse Changes.   Except as described on Schedule
5.13, since the Effective Date, (i) there has not been any material adverse change in the assets, business, properties, operation, condition (financial or otherwise) and future prospects of the Assets, taken as a whole, whether such changes have occurred in the ordinary course of business or otherwise (except for any changes affecting the oil and gas industry generally) and the La/Cal II Parties know of no such change that is threatened including, without limitation, any material adverse change or material reduction in the rate of production of Hydrocarbons, other than changes in the ordinary course of operation, changes that result from depletion in the ordinary course of operation, and changes that result from variances in markets for the Hydrocarbons; (ii) none of the Assets or the Wells or the reservoirs covered thereby has suffered any material destruction, damage or loss; (iii) such La/Cal II Party knows of no such adverse change, destruction, damage, or loss that is threatened; (iv) such La/Cal II Party has not waived any right of material value to the Assets; (v) there has not been any disposition of, or encumbrance or agreement to dispose of or to encumber, or any pledge or grant of a security interest in, or agreement to pledge or grant a security interest in, any Asset; and (vi) such La/Cal II Party has not been a party to (A) any agreement to merge, consolidate or combine with any corporation or entity, insofar as the same may affect the Assets, other than pursuant to this Agreement, or (B) any sale or grant to any party or parties of any license, option or other right of any nature to sell, distribute or otherwise deal in or with the Assets, other than in the ordinary course of business.

         Section 5.14 Current Commitments. To the best of such La/Cal II Party's knowledge, Schedule 5.14 contains a true and complete list of (i) all AFEs to drill or rework Wells or for capital expenditures pursuant to any of the Contracts that have been proposed by such La/Cal II Party or any other person on or after the Effective Date, whether or not accepted by such La/Cal II Party or any other person, and (ii) all AFEs and oral or written commitments to drill or rework Wells or for other capital expenditures pursuant to any of the Contracts for which all of the activities anticipated in such AFEs or commitments have not been completed by the Effective Date. Except as set forth on Schedule 1.01, no agreement applicable to the Assets contains express provisions that require the drilling of additional wells or other material development operations in order to earn or to continue to hold all or any portion of the Assets.

         Section 5.15 Corporate Existence. Each La/Cal II Party that is a corporation, partnership or limited liability company is duly organized, validly existing and in good standing under the laws of its state of organization, is duly qualified and in good standing under the laws of the State of Louisiana, if required to do so, and has the legal right, power, authority, and qualifications to conduct its business and own its respective interest in the Assets.

         Section 5.16 Organizational Power. The execution, delivery and performance by such La/Cal II Party of (i) this Agreement, (ii) the Contribution Agreement, and (iii) all other instruments to be executed in connection with the this Agreement and the Contribution Agreement, (all such other instruments, together with the Contribution Agreement, are collectively referred to herein as the "Closing Documents") and the consummation of the transactions hereunder contemplated are within such La/Cal II Party's corporate, partnership or limited liability company powers, have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of such La/Cal II Party and do not and will not (a) violate or be in conflict with any provision of law or any rule, regulation, order, judgment, decree, permit, license, consent, approval or determination currently in effect having applicability to such La/Cal II Party or such La/Cal II Party's articles of incorporation, bylaws, partnership agreement, articles of organization, operating agreement or other governing documents, (b) result in a breach of, constitute or cause a breach or default under any indenture, credit agreement, operating agreement, or any other agreement or instrument to which such La/Cal II Party is a party or by which such La/Cal II Party or the Assets may be currently bound or affected, or (c) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge, or other encumbrance upon any of the Assets under any such indenture, credit agreement, operating agreement or other agreement or instrument; and such La/Cal II Party is not in default under any such order, judgment, decree, permit, license, consent, approval, determination, indenture, credit agreement, operating agreement or other agreement, or instrument in any way that now or in the future will materially adversely affect the ability of such La/Cal II Party to perform its obligations under this Agreement or the Closing Documents; and all consents or approvals under such indentures, agreements, and instruments necessary to permit valid execution, delivery, and performance by such La/Cal II Party of this Agreement, the Closing Documents and its obligations thereunder have been obtained. In the case of La/Cal II, each representation made in this Section 5.16 is subject to the approval of this Agreement by the partners of La/Cal II pursuant to Section 7.06, below.

         Section 5.17 Due Execution and Enforceability. Subject to the approval of this Agreement by the partners of La/Cal II pursuant to Section 7.06, below, this Agreement has been duly executed and delivered by such La/Cal II Party, and as of the Closing, the Closing Documents will have been duly executed and delivered by such La/Cal II Party, and this Agreement constitutes, and as of the Closing, the Closing Documents will constitute, the legal, valid, and binding acts and obligations of such La/Cal II Party enforceable against such La/Cal II Party in accordance with their terms, subject, however, to bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending. There are no bankruptcy, insolvency, reorganization, receivership or arrangement proceedings pending, being contemplated by, or to the best knowledge of such La/Cal II Party, threatened against such La/Cal II Party.

         Section 5.18 Insurance Policies. Schedule 5.18 sets forth a list of all insurance policies issued in favor of the La/Cal II Parties that relate to the Assets and all such policies are currently in force and effect. True and complete copies of all such policies will be made available to Acquisition II within seven (7) days of the date of this Agreement.

         Section 5.19 Wells. During any period operated by the La/Cal II Parties, as applicable, and to the knowledge of such La/Cal II Party, during other periods (a) all of the Wells have been drilled and completed within the boundaries of the area described in the Leases or within the limits otherwise permitted by contract, pooling or unitization agreement and by applicable law and (b) all such Wells have been produced in compliance with allowables allocated thereto by the applicable governmental authority, except as set forth in Schedule 5.19. All of such scheduled violations, taken together, would not and could not reasonably be expected to have a Material Adverse Effect on the Assets. As used herein, the term "Material Adverse Effect" means a material adverse effect on the business prospects, assets, results of operations or condition (financial or otherwise) of the Assets, taken as a whole.


         Section 5.20 Evaluation Data. The La/Cal II Parties own and have the right to transfer or have the right to use and the right to transfer such right of use without any limitations or restrictions adversely affecting the use of the same in the ordinary conduct of its business, the Files, and this Agreement (including the consummation of the transactions hereunder contemplated) has not altered or impaired, nor will alter or impair, any such rights or has breached, or will breach, any agreements with third party vendors or has required, or may require (whether in such La/Cal II Party's opinion or the third party vendor's opinion) payments of additional sums thereto, or has required, or may require (whether in such La/Cal II Party's opinion or the third party vendor's opinion) the return of any records or information, except as set forth in Schedule 5.20. All of such scheduled items, taken together, would not and could not reasonably be expected to have a Material Adverse Effect on the Assets. No person has any right to use or obtain access to any of the Files, and no person has overtly challenged or questioned the validity or effectiveness of any license or agreement relating to the same or the right of the La/Cal II Parties, as applicable, to use the same, except as set forth in Schedule 5.20. All of such scheduled items, taken together, would not and could not reasonably be expected to have a Material Adverse Effect on the Assets.

         Section 5.21 Well Status. Except as set forth in Schedule 5.21, there are no Wells that:

                 (i) the La/Cal II Parties are currently obligated by law or contract to plug and abandon;

                 (ii) the La/Cal II Parties will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

                 (iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Assets; or

                 (iv) to the best knowledge of such La/Cal II Party, have been plugged and abandoned but have not been plugged or reclaimed in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Assets.

         Section 5.22 Royalties. All royalties, overriding royalties, compensatory royalties and other payments due with respect to the Assets for the period prior to the Closing have been properly and correctly paid.

         Section 5.23     Reserve Report.

                 (a) The La/Cal II Parties have delivered to Acquisition II a copy of the oil and gas reserve report for the Assets prepared by Coutret & Associates, Inc. ("Reserve Engineers") as of July 1, 1996 (the "Reserve Report"). The factual information provided by the La/Cal II Parties to the Reserve Engineers was based upon information contained in the records and files of the La/Cal II Parties kept in the ordinary course of business. Except with respect to the corrections and matters set forth at Schedule 5.23, such La/Cal II Party does not have knowledge of any facts which would make the factual information provided by the La/Cal II Parties to the Reserve Engineers, and on which the Reserve Report was based, inaccurate in any material respect as of its date.

                 (b)      OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS
         SECTION 5.23, THE LA/CAL II PARTIES MAKE NO REPRESENTATION OR WARRANTY REGARDING THE RESERVE REPORT AND HEREBY DISCLAIM ANY REPRESENTATION OR WARRANTY THAT THE RESERVE ESTIMATES, CASH FLOW ESTIMATES, PRICE ESTIMATES, OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF (OR IN ANY SIMILAR REPORT) ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

         Section 5.24 Payout Agreements. There are no Assets with respect to which the Net Revenue Interests and Working Interests of the La/Cal II Parties, as shown on Schedule 1.01 are determined with respect to "Payout" and as to which "Payout" has not occurred, except as shown on Schedule 1.01.

         Section 5.25 Books and Accounts. The Files are complete and accurate in all material respects, have been maintained on a consistent basis, and fairly reflect all of the income, expenses, assets, liabilities, obligations and commitments attributable to the Assets, in accordance with generally accepted accounting principles applied on a consistent basis. Except as and to the extent reflected or reserved against in the financial statements for the Assets for the period ended June 30, 1996 (the "La/Cal II Financial Statements"), there are, as of the date of such Financial Statements, no material liabilities or obligations (absolute or contingent) respecting the Assets. Such Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the consolidated financial position and the consolidated results of operations of the Assets as of the date, and for the period, indicated, and all such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

         Section 5.26 Complete Disclosure. Such La/Cal II Party has not knowingly provided or made available to Acquisition II any information that is misleading or inaccurate in any material respect. Such La/Cal II Party has not knowingly withheld from or failed to disclose to Acquisition II any data, documents or other information that a responsible seller would consider necessary for a reasonable evaluation by a prospective purchaser of the Assets, taken as a whole. There is no fact that such La/Cal II Party has not disclosed to Acquisition II in writing that materially adversely affects, or so far as such La/Cal party can now foresee will materially adversely affect, the Assets.

         Section 5.27 No Affiliate or Business Limiting Agreements. Except as otherwise disclosed to Acquisition II in a Schedule hereto, there is no written agreement, instrument or other arrangement or any material unwritten agreement, contract, commitment or other arrangement between or among any La/Cal II Party that affects the Assets. There is no agreement, contract, arrangement or commitment with any person that will be binding upon Acquisition II following the Closing that limits the ability of Acquisition II to engage in any line of business or compete in any location against any person.

         Section 5.28 Hydrocarbon Receivables. The accounts receivable reflected on the books of the La/Cal II Parties as of the Closing Date that are attributable to any Hydrocarbons produced and sold prior to the Closing Date (the "La/Cal II Hydrocarbon Receivables"), will represent bona fide amounts due from debtors for Hydrocarbons delivered or sold on or before the Closing Date and will not be subject to any valid defenses, counterclaims or rights of setoff. At least 90% of the La/Cal II Hydrocarbon Receivables (other than those relating to gas balancing obligations), will be collectible in the ordinary course of business within 120 days after billing.

         Section 5.29 Employees; WARN Act Notices. Any notice required under the Federal Workers Adjustment and Retraining Notification Act ("WARN Act") that is, has been or will be required of the La/Cal II Parties to its employees or former employees by reason of its obligations under the WARN Act resulting from the transactions contemplated by this

Agreement has been or will be given by the La/Cal II Parties. As a result of the transactions contemplated by this Agreement, Acquisition II will not have any responsibility for any employee benefits, including without limitation, severance payments that the La/Cal II Parties' employees may be entitled to receive as a result of such transaction.

         Section 5.30. Limitation on Remedial Costs. There are no conditions relating to the Assets that could reasonably be expected to give rise to any environmental-related remedial activities that would, in the aggregate, cost more than $100,000.

         Section 5.31 Survival of Representations. Except to the extent necessary to give effect to the provisions of Section 11.01 (Indemnification), no representation, warranty, covenant or agreement contained in this Article V shall survive the Closing.

                                   ARTICLE VI

                 REPRESENTATIONS OF ACQUISITION II AND GOODRICH

         Acquisition II and Goodrich represent to the La/Cal II Parties that, as of the Effective Date and the Closing Date:

         Section 6.01 Corporate Existence of Acquisition II. Acquisition II is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, will be duly qualified and in good standing under the laws of the states of Texas and Louisiana, and has the legal right, power, authority, and qualifications to conduct its business.

         Section 6.02 Corporate Power of Acquisition II. The making and performance by Acquisition II of this Agreement and the Closing Documents to which it is a party are within Acquisition II's corporate powers, have been duly authorized by all necessary corporate action on the part of Acquisition II, except that the issuance of the Preferred Shares will require approval of Goodrich's stockholders under the Rules of the New York Stock Exchange, and do not and will not (i) violate any provision of law or any rule, regulation, order, judgment, or determination currently in effect having applicability to Acquisition II or Acquisition II's certificate of incorporation, bylaws, or other governing documents, or (ii) subject to obtaining the consents prior to Closing listed on Schedule 6.02, result in a breach of or constitute a default under any indenture, credit agreement, operating agreement, or any other agreement or instrument to which Acquisition II is a party or by which Acquisition II may be currently bound or affected; and Acquisition II is not in default under any such order, judgment, decree, determination, indenture, credit agreement, operating agreement or other agreement, or instrument in any way that now or in the future will materially adversely affect the ability of Acquisition II to perform its obligations under this Agreement or the Closing Documents; and all consents or approvals under such indentures, agreements, and instruments necessary to permit valid execution, delivery, and performance by Acquisition II of this Agreement and the Closing Documents have been obtained or will be obtained prior to Closing.

         Section 6.03 Due Execution and Enforceability. This Agreement has been duly executed and delivered by Acquisition II, and, as of the Closing, the Closing Documents will have been duly executed and delivered by Acquisition II, and this Agreement constitutes, and as of the Closing, the Closing Documents will constitute, the legal, valid, and binding acts and obligations of Acquisition II enforceable against Acquisition II in accordance with their terms, subject, however, to bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending. There are no bankruptcy, insolvency, reorganization, receivership or arrangement proceedings pending, being contemplated by, or to the best knowledge of Acquisition II, threatened against Acquisition II.

         Section 6.04 Brokers. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Acquisition II for which the La/Cal II Parties have or will have any liabilities or obligations (contingent or otherwise).

         Section 6.05 Financial Statements of Goodrich. Except as and to the extent reflected or reserved against in the financial statements for Goodrich for the period ending December 31, 1995, included in Goodrich's annual report on Form 10-K for such year (the "Financial Statements") or in Goodrich's SEC filings or as set forth in Schedule 6.05 attached hereto, Goodrich, as of the date of such Financial Statements or SEC filings, had no material liabilities or obligations (absolute or contingent). Such Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the consolidated financial position and the consolidated results of operations of Goodrich as of the dates and for the periods indicated, all such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and, to the best of Goodrich's knowledge, such Financial Statements comply as to form and substance in all material respects with Regulation S-X as promulgated by the Securities and Exchange Commission.

         Section 6.06 SEC Filings of Goodrich. Since August 15, 1995, Goodrich has filed all periodic reports required to be filed with the SEC under the Exchange Act. All such filings made and to be made by Goodrich with the SEC prior to the Closing do and will, as of the Closing, comply with the provisions of the Exchange Act and the rules and regulations of the SEC under the Exchange Act, and did not, during the period of time to which any such filings relate, (a) contain any untrue statement of material fact; or (b) omit any statement of material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         Section 6.07 Fairness Opinion. Goodrich has obtained from its investment banker, Morgan Keegan, a written opinion ("Fairness Opinion"), a copy of which has been delivered to La/Cal.

         Section 6.08     Survival of Representations.   No representation,
warranty, covenant or agreement contained in this Article VI shall survive the Closing.

                                  ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF THE LA/CAL II PARTIES

         The obligations of the La/Cal II Parties to consummate the transactions provided for herein are subject, at the option of the La/Cal II Parties, to the fulfillment on or prior to the Closing Date of each of the following conditions:

         Section 7.01 Representations. All of the representations and warranties of Acquisition II and Goodrich herein contained shall be true and correct in all material respects, at the date made and at and as of the Closing as if such representations and warranties were made at and as of the Closing.

         Section 7.02 Performance. Acquisition II and Goodrich shall have performed, in all material respects, all obligations, covenants and agreements contained in this Agreement to be performed or complied with by them at or prior to the Closing.

         Section 7.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement and the transactions shall not have been blocked by final judicial action.

         Section 7.04 Tax Opinion. The La/Cal II Parties shall have received a written opinion of Andrews & Kurth, L.L.P., in form and substance reasonably satisfactory to them to the effect that the asset contribution will generally qualify for nonrecognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended, and such opinion shall not have been withdrawn. In rendering such opinions, Andrews & Kurth, L.L.P., shall be entitled to rely upon representations of the La/Cal II Parties, the partners of La/Cal II, Acquisition II and Goodrich.

         Section 7.05 Registration Rights Agreement. Acquisition II shall have entered into a Registration Rights Agreement with the La/Cal II Parties, containing substantially the same terms and provisions as set forth in the form of Registration Rights Agreement attached hereto as Exhibit C.

         Section 7.06 Approval of the Partners of La/Cal II. La/Cal II's obligation to consummate the transactions contemplated hereby is subject to La/Cal II having obtained the necessary consent of its partners to the consummation of such transactions.

         Section 7.07 Consummation of the Merger. The Merger shall be consummated concurrently with the consummation of the transactions contemplated by this Agreement, on substantially the same terms and provisions as set forth the form of Certificate of Merger attached hereto as Exhibit D.

         Section 7.08 Approval of the Preferred Shares. The shareholders of Acquisition II and Goodrich shall have given the requisite approval for the issuance of the Preferred Shares containing substantially the same rights, preferences, qualifications and limitations and restrictions as set forth in the form of Certificate of Designations for Acquisition II Series B Convertible Preferred Stock attached hereto as Exhibit B.

                                  ARTICLE VIII

                  CONDITIONS TO OBLIGATIONS OF ACQUISITION II

         The obligations of Acquisition II to consummate the transaction provided for herein are subject, at the option of Acquisition II, to the fulfillment on or prior to the Closing Date of each of the following conditions:

         Section 8.01 Representations. All of the representations and warranties of the La/Cal II Parties herein contained shall be true and correct in all material respects, at the date made and at and as of the Closing as if such representations and warranties were made at and as of the Closing.

         Section 8.02 Performance. The La/Cal II Parties shall have performed, in all material respects, all obligations, covenants and agreements contained in this Agreement to be performed or complied with by them at or prior to the Closing.

         Section 8.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement, the transactions shall not have been blocked by final judicial action, and there shall be no legal proceedings or environmental proceedings with respect to the Assets outstanding or threatened, other than those that have been disclosed, which, either separately or in the aggregate, would materially and adversely affect the Assets taken as a whole.

         Section 8.04 Approval of Shareholders. Goodrich shall have obtained any necessary consent of its shareholders for the issuance of the Preferred Shares.

         Section 8.05 Fairness Opinion. The Fairness Opinion shall not have been materially changed or withdrawn.

         Section 8.06 La/Cal II Partners' Consent. La/Cal II shall have obtained all necessary consent of the partners to the transactions contemplated hereby.

         Section 8.07 Registration Rights Agreement. The La/Cal II Parties shall have entered into a Registration Rights Agreement with Acquisition II, containing substantially the same terms and provisions as set forth in the form of Registration Rights Agreement attached hereto as Exhibit C.

         Section 8.08 Assets. The La/Cal II Parties shall have transferred the Assets to Acquisition II in exchange for the Adjusted Preferred Shares and the other consideration set forth herein.

         Section 8.09 No Adverse Change. Since the date of this Agreement, no material adverse change shall have occurred in the business, operations or financial conditions of the Assets, taken as a whole.

         Section 8.10 Registration or Proxy Statement. The Statement , if it includes a registration statement, shall have become effective under the Securities Act of 1933, as amended; no stop order suspending the effectiveness of the Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; and, in any event, such Statement, as of the time the Merger becomes effective, shall not contain any untrue statement of a material fact and shall not omit to state any material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which the statements were made, not misleading.

         Section 8.11 Financing. Acquisition II shall have received financing on terms reasonably satisfactory to it in an amount sufficient to refinance the RIMCO Debt and to pay the Cash Consideration required hereunder.

         Section 8.12 Consents of Third Parties. All necessary consents, permissions, novations and approvals by third parties or governmental authorities in connection with the transactions hereunder contemplated shall have been obtained. This condition shall be applicable only to the extent that the failure to obtain such consent or permit would have a material adverse effect on the transactions hereunder contemplated.

         Section 8.13 Prohibition of Transactions. No state or federal statute, rule, regulation or action shall exist or shall have been adopted or taken, and no judicial or administrative decision shall have been entered (whether on a preliminary or final basis), and no action or proceeding by any governmental, regulatory or administrative agency shall be pending that if adversely decided would prohibit, restrict or unreasonably delay the consummation of the transactions contemplated by this Agreement or make illegal the consideration due hereunder.

         Section 8.14 Subscription Certificates. Each La/Cal II Party shall have executed and delivered to Acquisition II a Subscription Certificate in the form attached hereto as Exhibit E.


                                   ARTICLE IX

                                    CLOSING

         Section 9.01     Time and Place of Closing.    The consummation of the
transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 3600, Houston, Texas 77002, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles VII and VIII, above (the "Closing Date").

         Section 9.02 Pre-Closing Review of Cash Consideration Adjustments. The La/Cal II Parties shall deliver to Acquisition II a written detailed statement at least one week prior to Closing evidencing the Cash Consideration Adjustments for Acquisition II's review and approval. The Parties shall use good faith efforts to agree upon these adjustments.

         Section 9.03     Adjustments to Cash Consideration at Closing.

                 (a) At Closing, the initial Cash Consideration shall be increased by the following amounts:

                          (i) all costs and expenses paid by the La/Cal II Parties pursuant to applicable operating agreements affecting the Assets, to the extent such costs are attributable to the Assets for the period of time from and after the Effective Time (such calculation, being made in a manner consistent with the La/Cal Parties' past practices);

                          (ii) if applicable, any adjustments for Other Defects pursuant to Article III; and

                          (iii) any other amount provided for in this Agreement or agreed upon by the La/Cal II Parties and Acquisition II.

                 (b) At Closing, the initial Cash Consideration shall be decreased by the following amounts:

                          (i) the amount of all proceeds of production actually received by the Working Interest Owners that is attributable to their interests in the Assets for the period of time from and after the Effective Time;

                          (ii) the amount of all proceeds of production actually received by La/Cal II, over and above the debt service (attributable to the period of time from and after the Effective Time) paid by La/Cal II on the RIMCO Debt, that is attributable to its interest in the Assets for the period of time from and after the Effective Time;

                          (iii) the portion of the Cash Consideration attributable to the portion of the Assets owned by any Working Interest Owner who fails or refuses to become a party hereto;

                          (iv) if applicable, any adjustments for Title or Other Defects pursuant to Article III; and

                          (v) any other amount provided for in this Agreement or agreed upon by the La/Cal II Parties and Acquisition II.

                 (c) At Closing, the initial number of Preferred Shares (valued at the liquidation preference) shall be decreased by the following amounts, if any:

                          (i) any amount by which the aggregate total of the adjustments for Title or Other Defects pursuant to Article III and any other matter for which any adjustment is provided in Section 9.03(b) exceeds the Adjusted Cash Consideration; and

                          (ii) the number of Preferred Shares attributable to the portion of the Assets owned by any Working Interest Owner who fails or refuses to become a party hereto;

                 (d) In the event the total amount of adjustments to be made hereunder exceeds the Cash Consideration and the liquidation preference value of the Preferred Shares to be delivered hereunder, the amount of the RIMCO Debt to be assumed hereunder shall be reduced by the amount of such excess.

                 (e) If the parties are unable, in good faith, to agree on the appropriate adjustments at the time of Closing, the payment of the amount of the Cash Consideration in dispute shall be deferred until determined in accordance with Section 9.04.

                 Section 9.04     Post-Closing Adjustments and Audits.
Promptly after the Closing Date (but not later than 60 days thereafter), the La/Cal II Parties shall prepare, and shall furnish to Acquisition II, a final accounting statement setting forth any adjustments provided in Article IX or elsewhere in this Agreement, allocating such adjustments among the various La/Cal II Parties, and specifying the persons to whom the Adjusted Cash Consideration and the Adjusted Preferred Shares should be paid or delivered. As soon as reasonably practicable thereafter (but not later than 30 days thereafter), Acquisition II shall deliver to the La/Cal II Parties a written report containing any changes that Acquisition II proposes be made to such statement. The Parties shall use good faith efforts to agree on the final adjustment amount, and such final adjustment amount shall be paid by Acquisition II or the La/Cal II Parties, as appropriate, not later than 10 days after such final adjustment. For a period of six (6) months thereafter, Acquisition II may at its own expense audit the La/Cal II Parties' books, accounts and records relating to any item that may have affected the adjustments to the consideration paid hereunder. Such audit shall be conducted so as to cause the least amount of inconvenience to the La/Cal II Parties as is reasonably possible. Notwithstanding any other provision of this Agreement, the Closing shall not relieve either Party of its obligation to account to the other Party after the Closing with respect to amounts that are received or become due at, before or after the Closing or that are properly payable or chargeable to either Party pursuant to any provision of this Agreement. Any matter for which the Parties cannot reach agreement under this Section 9.04 shall be resolved by arbitration in accordance with the provisions of Section 3.07.

         Section 9.05 Remittance of Certain Payments Received by the La/Cal II Parties. The amount of all payments received by the La/Cal II Parties (or any affiliates thereof) relating to the ownership or operation of the Assets after the Effective Time that have not been taken into account in Section 9.03 or 9.04 shall be remitted to Acquisition II in immediately available funds on a timely basis.

         Section 9.06 Transfer Taxes. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, Acquisition II.

         Section 9.07 Ad Valorem and Similar Taxes. Ad valorem, property and similar taxes and assessments based upon or measured by the value of the Assets and becoming due and payable after the Effective Time shall be the responsibility of, and shall be paid by, Acquisition II.

         Section 9.08 Actions of the La/Cal II Parties at Closing. At the Closing, the La/Cal II Parties shall:

                 (a) Execute, acknowledge and deliver to Acquisition II the Contribution Agreement in the forms set forth in Exhibit A, and such other instruments, in form and substance reasonably requested by Acquisition II as may be necessary or desirable to transfer the Assets to Acquisition II;

                 (b)      Deliver to Acquisition II possession of the Assets;

                 (c) Execute and deliver letters in lieu of transfer orders addressed to each purchaser of production from the Assets instructing such purchasers to make all future payments to Acquisition II;

                 (d)      Execute and deliver the Registration Rights
         Agreement; and

                 (e) Execute, acknowledge and deliver any other agreements provided for herein or that are reasonably requested and necessary or desirable to effectuate the transactions contemplated hereby.

         Section 9.09 Actions of Acquisition II at Closing. At the Closing, Acquisition II shall:

                 (a) Deliver to the La/Cal II Parties the Adjusted Cash Consideration by wire transfer;

                 (b) Deliver to the La/Cal II Parties the Adjusted Preferred Shares;

                 (c)      Execute, acknowledge and deliver the Contribution
         Agreement;

                 (d)      Take possession of the Assets;

                 (e) Execute and deliver letters in lieu of transfer orders addressed to each purchaser of production from the Assets instructing such purchasers to make all future payments to Acquisition II;

                 (f)      Execute and deliver the Registration Rights
         Agreement; and

                 (g) Execute, acknowledge and deliver any other agreements provided for herein or that are reasonably requested and necessary or desirable to effectuate the transactions contemplated hereby.

         Section 9.10 Actions of Goodrich and Acquisition II Sub1 at Closing. At the Closing, Goodrich and Acquisition II Sub1 will execute, acknowledge and deliver the Certificate of Merger.

         Section 9.11 Further Cooperation. After the Closing Date, each Party at the request of the other, at its own expense and without additional consideration, shall execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered from time to time such further instruments, including, without limitation, instruments of conveyance and transfer, and shall take such other action as may be necessary or advisable to carry out its respective obligations under this Agreement and under any Exhibit, document, certificate or other instrument delivered pursuant thereto or that the other Party may reasonably request to convey and deliver the Assets to Acquisition II and to accomplish the orderly transfer of the Assets to Acquisition II in the manner contemplated by this Agreement. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets to be paid, as promptly as practicable in immediately available funds, to the proper Party hereunder and to have all expenditures to be made with respect to the Assets to be made by the proper Party.

                                   ARTICLE X

                                  TERMINATION

         Section 10.01 Right of Termination. This Agreement and the transactions contemplated hereby may be completely terminated at any time at or prior to the Closing:

                 (a)      by mutual consent of the Parties;

                 (b) by the La/Cal II Parties, at their option, if the conditions set forth in Article VII are not satisfied on or before March 31, 1997;

                 (c) by Acquisition II, at its option, if the conditions set forth in Article VIII are not satisfied on or before March 31, 1997;

                 (d) by either Acquisition II or the La/Cal II Parties if the Closing has not occurred by March 31, 1997;

                 (e) by either Party if any court or governmental agency shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein.

         Section 10.02    Effect of Termination.   In the event that this
Agreement is terminated as a result of either Party exercising its right not to close pursuant hereto, then this Agreement shall be null and void and neither Party shall have any further rights or obligations under this Agreement, except that nothing herein shall relieve any Party from liability for any breach hereof. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party including reasonable attorneys' fees, in addition to any other relief to which such Party may be entitled.

                                   ARTICLE XI

                                INDEMNIFICATION

         Section 11.01 The La/Cal II Parties' Obligation. Each La/Cal II Party severally agrees to release, indemnify, defend and hold harmless Acquisition II, its subsidiaries, and their respective officers, directors, employees and agents, from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, damage to property, injury or death of persons, court costs and reasonable attorneys' fees) caused by, arising from or attributable to the Assets and arising from operations or other facts or circumstances existing on or prior to the Effective Time.

         Section 11.02 Acquisition II's Obligation. Acquisition II agrees to release, indemnify, defend and hold harmless each La/Cal II Party and their respective partners, subsidiaries, officers, directors, members, managers, employees and agents, from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, damage to property, injury or death of persons, court costs and reasonable attorneys' fees) caused by, arising from or attributable to the Assets and arising from operations or other facts or circumstances existing after the Effective Time.

         Section 11.03    Indemnitee's Negligence.   THE INDEMNIFICATION
OBLIGATIONS IN THIS ARTICLE XI SHALL BE WITHOUT REGARD TO THE INDEMNITEE'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.

         Section 11.04 Limitation on Responsibility for Attorneys' Fees. Notwithstanding anything to the contrary contained herein, Acquisition II shall only be responsible for the costs and expenses of one firm of counsel in any one jurisdiction for all of the La/Cal II Parties.

         Section 11.05 Directors', Officers' and Management Committee Indemnifications.

                 (a) Acquisition II agrees that all rights to indemnification and waivers of liability in favor of (i) the members of the Management Committee of La/Cal II now existing and in effect on the Closing Date as provided in its partnership agreement, and (ii) the directors or officers of Goodrich now existing and in effect on the Closing Date as provided in its charter documents as in effect on the date hereof, shall survive the transactions contemplated hereby and the Merger and shall continue in full force and effect.

                 (b) For a period of five years after the date hereof, Goodrich, regardless of whether the Merger becomes effective, and Acquisition II shall indemnify and hold harmless, to the fullest extent permitted under applicable law and under their respective certificates of incorporation and bylaws in effect on the date hereof, each present and former director and officer of Goodrich and each member of the Management Committee of La/Cal II (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Closing Date with respect to the transactions contemplated by this Agreement (including, without limitation, actions relating to serving on a Board of Directors' Committee or on the Adjustment Committee), provided, however, that any Indemnified Parties shall be advanced any legal costs and expenses until a final determination of such action, and such Indemnified Party shall reimburse Acquisition II for any such costs and expenses if it is ultimately determined that such person is not entitled to indemnification; provided that, in the event any claim or claims are asserted or made within such five-year period, all rights to indemnification in respect to any such claim or claims shall continue until final disposition thereof. After the Closing Date, Acquisition II shall also advance expenses as incurred, to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides and undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

                 In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), Goodrich or Acquisition II shall have the right to assume the defense thereof, except that, if Goodrich or Acquisition II elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which may raise conflicts of interest between Goodrich or Acquisition II and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Goodrich or Acquisition II, as the case may be, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) Goodrich or Acquisition II, as the case may be, shall pay for only two firms of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) neither Goodrich nor Acquisition II shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, and (iii) neither Goodrich nor Acquisition II shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 11.05, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Goodrich and Acquisition II thereof, but the failure to so notify shall not relieve Goodrich or Acquisition II of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. The parties intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 11.05 shall apply to negligent acts or omissions by the Indemnified Parties. If such indemnity is not available with respect to any Indemnified Party, then Goodrich or Acquisition II and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect the relative faults and benefits.

                 (c) In the event any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced by a third party, whether before or after the Closing Date, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

                 (d) The Indemnified Parties shall not be entitled to the indemnification herein in connection with any claim initiated by the Indemnified Party against Goodrich or Acquisition II or any officer or director thereof unless Goodrich or Acquisition II has joined in or consented to the initiation of such claim.

         Section 11.06 Survival of Indemnities. The indemnities set forth in this Article XI shall survive the Closing.

                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.01 Entire Agreement. This Agreement, the Closing Documents, and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification, waiver or termination of this Agreement or the Closing Documents shall be binding unless executed in writing by the Parties and specifically referring to this Agreement.

         Section 12.02 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 12.03 Publicity. The La/Cal II Parties and Acquisition II shall consult with each other with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Party shall issue any such publicity or disclose any aspect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party hereto.

         Section 12.04 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         Section 12.05 No Third Party Beneficiaries. Other than with respect to indemnified parties in Section 11.05, nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

         Section 12.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

         Section 12.07 Governing Law. This Agreement, the Closing Documents and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws.

         Section 12.08 Severability. If any term, condition or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

         Section 12.09 Expenses. In the event this Agreement is terminated, all fees, costs and expenses incurred by the La/Cal II Parties or Acquisition II or Goodrich in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal, accounting, reserve engineer and investment banker fees, costs and expenses. If this Agreement is consummated, then all reasonable fees, costs and expenses incurred by the La/Cal II Parties, including, without limitation, legal, accounting, reserve engineer and investment banker fees, costs and expenses, up to a maximum of $50,000.00, shall be paid or reimbursed by Acquisition II.

         Section 12.10    Action by and Notice to Acquisition.      Any action
or consent to be taken or given by Acquisition II hereunder must be taken or given by, and any disclosure or notice to be given to Acquisition II hereunder must be given to, the Special Committee of the Board of Goodrich.

         Section 12.11 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, or by telex, facsimile or telecopy to the addresses of the La/Cal II Parties (notice to La/Cal II as set forth below constituting notice to all La/Cal Parties) and Acquisition II set forth below. Any such notice shall be effective only upon receipt.


         If to the La/Cal II Parties:      La/Cal II Energy Partners II
                                           c/o Walter G. Goodrich
                                           333 Texas Street, Suite 1350
                                           Shreveport, Louisiana  71101
                                           Fax Number:  (318)429-2339
                                           Telephone Number:  (318)429-2300

         With a copy to:                   Scott C. Sinclair
                                           Hargrove, Pesnell & Wyatt
                                           Post Office Box 59
                                           Shreveport, Louisiana  71161-0059
                                           Fax Number:  (318)429-7201
                                           Telephone Number:  (318)429-7200

         If to Acquisition II:             Special Committee of the Board
                                             of Goodrich Petroleum Corporation
                                           c/o Arthur A. Seeligson
                                           c/o Robert C. Turnham
                                           5847 San Felipe, Suite 700
                                           Houston, Texas 77057
                                           Fax Number:  (713)780-9254
                                           Telephone Number:  (713)780-9494

         With a copy to:                   Gene J. Oshman
                                           Baker & Botts, L.L.P.
                                           3000 One Shell Plaza
                                           910 Louisiana
                                           Houston, Texas  77002
                                           Fax Number:  (713)229-1178
                                           Telephone Number:  (713)229-1234

         And a copy to:                    Keith R. Fullenweider
                                           Vinson & Elkins, L.L.P.
                                           Suite 2300
                                           1001 Fannin
                                           Houston, Texas  77002
                                           Fax Number:  (713)615-5855
                                           Telephone Number:  (713)758-2838


Either Party may, by written notice so delivered, change its address for notice purposes hereunder.


         IN WITNESS WHEREOF, the La/Cal II Parties, Acquisition II and Goodrich have executed and delivered this Agreement as of the date first set forth above.



                                                La/Cal II ENERGY PARTNERS II


                                                By: /s/ WALTER G. GOODRICH
                                                   ----------------------------
                                                       Walter G. Goodrich,
                                                    Management Committee Member


                                                GOODRICH ACQUISITION II, INC.

                                                By: /s/ ROBERT C. TURNHAM, JR.
                                                    ---------------------------
                                                Name:   Robert C. Turnham, Jr.
                                                     --------------------------
                                                Title:  Chief Operating Officer
                                                      -------------------------


                                                GOODRICH PETROLEUM CORPORATION


                                                By: /s/ ROBERT C. TURNHAM, JR.
                                                   ----------------------------
                                                Name:   Robert C. Turnham, Jr.
                                                     --------------------------
                                                Title:  Chief Operating Officer
                                                      -------------------------


                             WORKING INTEREST OWNERS

/s/ STUART L. ODEN                             /s/ LAURA WATTS
-------------------------------------          --------------------------------
Stuart Oden                                    Laura Watts
Post Office Box 1806                           333 Texas Street, Suite 1350
Shreveport, Louisiana  71166                   Shreveport, Louisiana  71101
Date: 11-7-96                                  Date: 11-8-96
     ------------------------                       ------------------------

/s/ JAMES G. MARSTON, III                      /s/ W. TAYLOR MAY
-------------------------------------          --------------------------------
James G. Marston, III                          W. Taylor May
333 Texas Street, Suite 1350                   333 Texas Street, Suite 1325
Shreveport, Louisiana  71101                   Shreveport, Louisiana  71101
Date: 11-11-96                                 Date: 11-6-96
     ------------------------                       ------------------------

/s/ KEITH J. EVANS                             /s/ REBECCA T. DELATIN
-------------------------------------          --------------------------------
Keith J. Evans                                 Rebecca T. Delatin
333 Texas Street, Suite 1325                   333 Texas Street, Suite 1375
Shreveport, Louisiana                          Shreveport, Louisiana  71101
Date: 11-6-96                                  Date: 11-6-96
     ------------------------                       ------------------------

/s/ MICHAEL WATTS                              /s/ R.E. OSBORNE II
-------------------------------------          --------------------------------
Michael Watts                                  R. E. (Bob) Osborne II
333 Texas Street, Suite 1350                   333 Texas Street, Suite 1500
Shreveport, Louisiana  71101                   Shreveport, Louisiana 71101
Date: 11-8-96                                  Date: 11-8-96
     ------------------------                       ------------------------

/s/ LEO BROMBERG
----------------------------------        FIRST AUSTRALIAN RESOURCES, INC.
Leo Bromberg
333 Texas Street, Suite 1350              By: /s/ MICHAEL EVANS
Shreveport, Louisiana  71101                  ---------------------------------
Date: 11-6-96                             333 Texas Street, Suite 1350
     ------------------------             Shreveport, Louisiana   71101
                                          Date: 11-8-96
GOODRICH ENERGY, INC.                          ------------------------
                                          /s/ RICHARD M. WANGER
By: /s/ WALTER G. GOODRICH                -------------------------------------
    -------------------------------       Richard Wanger
333 Texas Street, Suite 1350              333 Texas Street, Suite 1350
Shreveport, Louisiana  71101              Shreveport, Louisiana  71101
Date: 11-6-96                             Date: 11-7-96
     ------------------------                  ------------------------
                                          /s/ SHELDON APPEL
WAYNE CREEK RESOURCES-C.L.L.C.            -------------------------------------
                                          Sheldon Appel Company
By: /s/ L.R. BRAMMER, JR.                 333 Texas Street, Suite 1350
    -------------------------------       Shreveport, Louisiana  71101
333 Texas Street, Suite 1325              Date: 11-7-96
Shreveport, Louisiana  71101                   ------------------------
Date: 11-7-96
     ------------------------             HGF PARTNERSHIP II

G & P IRREVOCABLE TRUST                   By: /s/ HENRY GOODRICH
                                              ---------------------------------
By: /s/ LEO BROMBERG                      333 Texas Street, Suite 1350
   --------------------------------       Shreveport, Louisiana  71101
        Leo Bromberg, Trustee             Date: 11-6-96
333 Texas Street, Suite 1350                   ------------------------
Shreveport, Louisiana  71101
Date: 11-6-96                             /s/ ALAN SCHLECHTEMIER
     ------------------------             -------------------------------------
/s/ ROCHELLE RAND                         Alan Schlichtemier
----------------------------------        368 Fontaine Circle
Rochelle Rand                             Shreveport, Louisiana  71105
333 Texas Street, Suite 1350              Date: 11-7-96
Shreveport, Louisiana  71101                   ------------------------
Date: 11-7-96                             /s/ CHARLES RODMAN
     ------------------------             -------------------------------------
                                          Charles Rodman
                                          333 Texas Street, Suite 1325
                                          Shreveport, Louisiana  71101
                                          Date: 11-7-96
                                               ------------------------

/s/ DAVID HALL
-------------------------------------
David Hall
333 Texas Street, Suite 1325
Shreveport, Louisiana  71101
Date: 11-6-96
     ------------------------

/s/ STEVE G. MORAN
-------------------------------------
Steve G. Moran
333 Texas Street, Suite 1325
Shreveport, Louisiana  71101
Date: 11-6-96
     ------------------------

/s/ JIM TORGERSON
-------------------------------------
Jim Torgerson
Post Office Box 2085
Georgetown, Texas  78627
Date: 11-8-96
     ------------------------

/s/ DANNY YOUNGBLOOD
-------------------------------------
Danny Youngblood
333 Texas Street, Suite 1325
Shreveport, Louisiana  71101
Date: 11-8-96
     ------------------------

/s/ WALTER G. GOODRICH
-------------------------------------
Walter G. Goodrich
333 Texas Street, Suite 1375
Shreveport, Louisiana  71101
Date: 11-6-96
     ------------------------

                                   EXHIBIT A

                                    FORM OF
                             CONTRIBUTION AGREEMENT

UNITED STATES OF AMERICA
STATES OF LOUISIANA and TEXAS



                             CONTRIBUTION AGREEMENT


                 THIS AGREEMENT is effective as of 7:00 a.m., _________________ (said date and time hereinafter referred to as the "Effective Date"), by and between LA/CAL ENERGY PARTNERS II, a Louisiana general partnership, with a permanent mailing address of 333 Texas Street, Suite 1350, Shreveport, Louisiana 71101-5319, hereinafter called "ASSIGNOR," and GOODRICH ACQUISITION II, INC., a Delaware corporation with a permanent mailing address of 333 Texas Street, Suite 1350, Shreveport, Louisiana 71101-5319, hereinafter called "ASSIGNEE;"

WITNESSETH:

                 That for and in consideration of the sum of One Hundred and no/100 Dollars ($100.00), cash in hand paid, and other valuable consideration, including the hereinbelow described assumption by ASSIGNEE of certain described obligations and liabilities, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR, subject to the terms, conditions and reservations hereof, does hereby contribute, transfer, assign, convey, set over and deliver all of its right, title and interest in and to the following described interests and properties, hereinafter sometimes collectively referred to as the "Assets," situated in the States of Louisiana and Texas, to-wit:

                 A. The oil and gas leases described in Exhibit A attached hereto (collectively, the "Leases"), including, without limitation, all overriding royalty interests and working interests, production payments, net profits interests and the oil and gas wells located upon the lands covered by the Leases or pooled or unitized therewith (collectively, the "Wells");

                 B. All rights, privileges, benefits and powers conferred upon ASSIGNOR as the holder of any Leases with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases that may be necessary, convenient or incidental to the possession and enjoyment of such Leases;

                 C. All of ASSIGNOR'S rights in any pools or units including all or any part of any Lease or including any Well (the "Units"), including all right, title and interest in production from any Unit;

                 D. All platforms, water source wells, injection wells, tubular goods, well equipment, lease equipment, production equipment, pipelines and all other personal property, fixtures and facilities appurtenant to or used in connection with the Leases, Units or the Wells (collectively, the "Facilities");

                 E. All production sales contracts, transportation agreements, pooling agreements, unitization agreements, operating agreements, processing agreements, surface leases, easements, permits, division orders, purchase orders, invoices, receipts, licenses and rights-of-way, orders of governmental authorities, and all other contracts, agreements and instruments related to or utilized in connection with the Leases, Units, Wells or Facilities, or the production, storage, treatment, transportation, sale or disposal of oil, gas, or other hydrocarbons, minerals or substances therefrom and rights to insurance proceeds, and to the extent assignable, insurance policies (collectively, the "Contracts"), including, without limitation, the Contracts listed on Exhibit A;

                 F. All of ASSIGNOR'S original files, books, records and data, or copies thereof, regarding the Leases, Units, Wells, Facilities and Contracts, including without limitation, all abstracts of title, title opinions, title curative documents, title records, leases, assignments, contracts, correspondence, geologic, geophysical and seismic records, data and information, and production records, logs, core data, pressure data, and decline curve and production curve data, tax and accounting records, material technology and proprietary information relating to the Assets and all related items, including, without limitation, computer disks, tapes and data relating to the foregoing (collectively, the "Files");

                 G. All oil, gas, distillate, condensate, casinghead gas or other liquid or vaporous hydrocarbons, or other minerals (collectively, the "Hydrocarbons"), produced from or attributable to the Leases from and after the Effective Date, and all Hydrocarbons produced prior to the Effective Date and in storage as of the Effective Date;

                 H. All rights of way, easements and servitudes used by ASSIGNOR in connection with the Assets; and

                 I. All other assets of whatever kind and nature of ASSIGNOR relating to items A through H, above.

TO HAVE AND TO HOLD unto ASSIGNEE, its successors, sublessees, and assigns forever, subject to the terms, conditions and reservations hereinbelow recounted.

1.       ASSUMPTION OF OBLIGATIONS AND LIABILITIES.

                 ASSIGNEE accepts this Contribution Agreement and acknowledges delivery of the Assets. ASSIGNEE hereby assumes and acknowledges sole responsibility for satisfaction and discharge, at its sole cost, risk and expense, of all obligations and liabilities of ASSIGNOR caused by, arising from or attributable to the Assets and arising from operations or other facts or circumstances existing after the Effective Date, but specifically excluding all obligations and liabilities of ASSIGNOR caused by, arising from or attributable to the Assets and arising from operations or other facts or circumstances existing on or prior to the Effective Date (except that the accounting and reporting thereof shall be assumed immediately as of the Effective Date, and except that any obligation associated with an agreement for the supply of material or service shall be assumed only to the extent that the material or service with respect to which such payment is due is received by ASSIGNEE after the Effective Date hereof).

                 Specifically, but not by way of limitation, ASSIGNEE assumes the following obligations:

                 1.1 ASSIGNEE shall plug and abandon all wells located on the lands or waterbottoms subject to the Leases, or on lands or waterbottoms pooled therewith, whether or not said wells were drilled prior to or subsequent to the Effective Date hereof. Such plugging and abandonment, shall be performed by ASSIGNEE within such time as required by, in conformance with, and satisfying the terms and conditions of the Leases, Contracts, and/or any permits or agreements pertinent thereto, or as required by law, order, rule or regulation of any governmental authority having jurisdiction.

                 1.2 ASSIGNEE shall remove all abandoned or unused personal property, equipment and facilities located on the lands or waterbottoms subject to the Leases, or on lands or waterbottoms pooled therewith, or appurtenant to the wells referred to in Section 1.1 hereinabove, whether or not said personal property, equipment and facilities were constructed and/or located on the premises prior to or subsequent to the Effective Date hereof. ASSIGNEE shall remove such facilities and equipment within such time as required by, in conformance with, and satisfying the terms and conditions of the Leases, Contracts and/or any permits or agreements pertinent thereto, or as required by law, order, rule or regulation of any governmental authority having jurisdiction.

                 1.3 ASSIGNEE shall restore associated or affected surface areas or waterbottoms within such time as required by, in conformance with, and satisfying the terms and conditions of the Leases, Contracts and/or any permits or agreements pertinent thereto, or as required by law, order, rule or regulation of any governmental authority having jurisdiction.

                 1.4 ASSIGNEE shall pay its prorata share of the costs, as such costs relate to the Assets herein assigned, of all plugging and abandonment of wells, all removal of facilities, equipment and pipelines, and all restoration of lands or waterbottoms, which may be performed by third parties on any wells, facilities, equipment or pipelines located on the lands or waterbottoms subject to or affected by the Assets or on lands or waterbottoms unitized therewith, on the Effective Date hereof or thereafter.

                 Such plugging and abandonment of wells, removal of facilities or equipment and restoration of surface areas or waterbottoms by ASSIGNEE shall be performed in a good and workmanlike manner and in accordance with the rules and regulations of the Louisiana Commissioner of Conservation, the Texas Railroad Commission and all other laws, orders, rules and regulations of a governmental body, agency, or department of competent jurisdiction.

                 1.5 ASSIGNEE shall assume and be fully responsible for the repayment of all sums, up to the aggregate sum of $7,496,695.96, due to RIMCO Partners, L. P., RIMCO Partners, L. P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, pursuant to that certain Note Purchase Agreement, dated as of July 14, 1995, as heretofore amended or modified (the "RIMCO Debt").

2.       ASSUMPTION OF LEASES AND CONTRACT OBLIGATIONS.

                 This agreement is made subject to the terms of all Leases, as listed in Exhibit "A"; existing operating agreements and unit agreements; as well as any and all other Contracts, whether recorded or unrecorded, affecting the Leases herein transferred. ASSIGNEE shall assume and be responsible for all obligations of ASSIGNOR accruing under such Leases and Contracts after the Effective Date.

3.       TAXES.

                 The 1996 ad valorem taxes on the Assets and any other taxes (other than taxes on gross income, net income or gross receipts) or governmental fees associated with this agreement, will be borne by ASSIGNEE.

4.       WARRANTIES.

                 ASSIGNOR IS CONTRIBUTING AND ASSIGNING THE ASSETS TO THE ASSIGNEE ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS, AND ASSIGNOR MAKES NO WARRANTY WHATSOEVER (EVEN AS TO THE RETURN OF THE CONSIDERATION GIVEN BY ASSIGNEE), WHETHER EXPRESS OR IMPLIED, IN FACT OR BY LAW, WITH RESPECT TO THE ASSETS, INCLUDING, BUT NOT LIMITED TO, TITLE (EXCEPT FOR CLAIMS ARISING BY, THROUGH OR UNDER ASSIGNOR), OPERATING CONDITION, SAFETY, COMPLIANCE WITH GOVERNMENTAL REGULATIONS, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

5.       INDEMNIFICATION.

                 5.1 ASSIGNOR agrees to release, indemnify, defend and hold harmless ASSIGNEE from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, damage to property, injury or death of persons, court costs and reasonable attorneys' fees) caused by, arising from or attributable to the Assets and arising from operations or other facts or circumstances existing on or prior to the Effective Date.

                 5.2 ASSIGNEE agrees to release, indemnify, defend and hold harmless ASSIGNOR and each of its partners from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, damage to property, injury or death of persons, court costs and reasonable attorneys' fees) caused by, arising from or attributable to the Assets and arising from operations or other facts or circumstances existing after the Effective Date.

                 5.3 The indemnification obligations in this Section 5 shall be without regard to the indemnitee's sole, joint or concurrent negligence, strict liability or other fault.

6.       GOVERNING LAW.

                 This agreement shall be governed by the law of the State of Texas, without regard to rules concerning conflicts of law.

                 IN WITNESS WHEREOF, each party hereto has executed this agreement in the presence of the indicated witnesses, to be effective as of the Effective Date.


WITNESSES:


                                         LA/CAL ENERGY PARTNERS II

                                         By:
                                            -----------------------------------
                                            Walter G. Goodrich, General Partner



                                         GOODRICH ACQUISITION II, INC.

                                         By:
                                            -----------------------------------

                                                                      EXHIBIT B


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK
                               ($1.00 Par Value)

                                       OF

                         GOODRICH PETROLEUM CORPORATION

                             ------------------

       Pursuant to Section 151(g) of the Delaware General Corporation Law

                             ------------------

         GOODRICH PETROLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), which authorizes the issuance of up to 10,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), [by unanimous written consent] [at a special meeting] of the Board of Directors on _____________, 1996

         The Board of Directors on ___________, 1996 adopted the following resolution authorizing the issuance of a series of preferred stock:

         RESOLVED, that the issuance of a series of preferred stock, $1.00 par value per share, which shall consist of 750,000 of the 10,000,000 shares of preferred stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and the powers, designations, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are hereby fixed as follows:

         1. Number of Shares and Designation. Seven hundred and fifty thousand (750,000) shares of the Preferred Stock, $1.00 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series B Convertible Preferred Stock."

         2. Definitions. For purposes of the Series B Convertible Preferred Stock, the following terms shall have the meanings indicated:

                 "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Convertible Preferred Stock.

                 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                 "Closing Price" with respect to a particular security on any day shall mean on such day the last reported sales price, regular way, for such security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for such security in either case as reported on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ National Market System") or, if such security is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices for such security in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such date shall not have been reported by NASDAQ, the average of the bid and asked prices for such security for such day as furnished by any National Association of Securities Dealers, Inc. ("NASD") member firm regularly making a market in such security selected for such purpose by the board of directors or similar governing body of the issuer of such security or, if no such quotations are available, the fair market value of such security furnished by any NASD member firm selected from time to time by the board of directors or similar governing body of the issuer of such security for that purpose.

                 "Common Stock" shall mean the Common Stock of the Corporation, par value $.20 per share.

                 "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series B Convertible Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
         Section 7 hereof. The initial Conversion Price will be $[___] (equivalent to the rate of _______ shares of Common Stock for each share of Series B Preferred Stock).

                 "Current Market Price" per share of Common Stock on any date shall mean the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing 45 Trading Dates before the date of determination.

                 "Defaulted Preferred Stock" shall have the meaning set forth in paragraph (a) of Section 9 hereof.

                 "dividend payment date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

                 "dividend payment record date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

                 "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include [December 31, 1996]).

                 "Issue Date" shall mean the first date on which shares of Series B Preferred Stock are issued.

                 "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                 "Preferred Stock" means the series of Preferred Stock of the Corporation designated herein as the Series B Convertible Preferred Stock.

                 "Redemption Price" shall have the meaning set forth in paragraph (a) of Section 5 hereof.

                 "Securities" shall have the meaning set forth in paragraph
         (d)(iii) of Section 7 hereof.

                 "Trading Date" with respect to any security means (i) if such security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which such exchange is open for trading, (ii) if such security is quoted on the NASDAQ National Market System, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not quoted as described in clause (ii), a day on which quotations are reported by the National Quotation Bureau Incorporated or (iv) otherwise, any Business Day.

                 "Transaction" shall have the meaning set forth in paragraph
         (e) of Section 7 hereof.

                 "Transfer Agent" means Harris Trust and Savings Bank, Chicago, Illinois or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent or conversion agent for the Series B Preferred Stock.

         3. Dividends. (a) The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at an annual rate of $0.825 per share of Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 in each year (each a "dividend payment date"), commencing on [December 31, 1996]. If any dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, as they appear on the stock records of the Corporation at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

         (b) The amount of dividends payable for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend amount by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the Preferred Stock and any other period shorter or longer than a full Dividend Period on the Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance herewith). Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of cumulative dividends, as herein provided, on the Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which are in arrears.

         (c) So long as any shares of the Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Preferred Stock, for any period unless full cumulative dividends on all outstanding shares of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon shares of the Preferred Stock and all dividends declared upon such other stock shall be declared and paid pro rata so that the amounts of dividends per share declared and paid on the Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Preferred Stock and on such other stock bear to each other.

         (d) So long as any shares of the Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding
up) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock.

         (e) So long as any shares of the Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of Common Stock or other stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Preferred Stock and any other stock of the Corporation ranking on a parity with the Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the Preferred Stock as to dividends.

         4.      Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Preferred Stock shall be entitled to receive $10.00 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, neither a consolidation or merger of the Corporation with one or more corporations or other entities nor a sale, lease, exchange or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, as provided in this Section 4, any other series or class or classes of stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Preferred Stock shall not be entitled to share therein.

         (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation.

         5.      Redemption at the Option of the Corporation.

         (a) Preferred Stock may not be redeemed by the Corporation prior to the fourth anniversary of the Issue Date. On or after such date the Corporation, at its option, may redeem the shares of Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at the redemption price of $10.00 per share, plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared (the "Redemption Price").

         (b) In the event the Corporation shall redeem shares of Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current Conversion Price; and (vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares of Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, all rights of the holders of such shares as stockholders of the Company shall cease, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

         Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price aforesaid. If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         In the event that the Corporation has failed to pay accrued and unpaid dividends on the Preferred Stock, it may not redeem less than all of the then outstanding shares of the

Preferred Stock until all such accrued and unpaid dividends and the then current quarterly dividends have been paid in full.

         Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 5 and any holder of shares of Preferred Stock shall, prior to the close of business on the fifth business day prior to the redemption date, give written notice to the Corporation pursuant to Section 7(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then (i) the Corporation shall not have the right to redeem such shares, (ii) the conversion of such shares to be redeemed shall become effective as provided in Section 7 and (iii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Preferred Stock on the dividend payment record date for such dividends being so payable, to the extent set forth in Section 7 hereof, regardless of whether such shares are converted subsequent to such dividend payment record date and prior to the related dividend payment date).

         6. Shares to be Retired. All shares of Preferred Stock purchased, redeemed, exchanged or converted by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be reissued.

         7. Conversion. Holders of shares of Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

         (a)     Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Preferred Stock shall have the right, at such holder's option, at any time to convert all or any of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the fifth business day prior to the date fixed for such redemption. No share of Preferred Stock may be converted in part into Common Stock.

         (b) In order to exercise the conversion right, the holder of each share of Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in [the Borough of Manhattan, City of New York], accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

         Holders of shares of Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a redemption date falling between the close of business on such dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holders convert such shares called for redemption pursuant to the Certificate of Designations relating to the Preferred Stock) notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares of Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Preferred Stock presented for conversion on such dividend payment date. A holder of shares of Preferred Stock on a dividend payment record date who (or whose transferee) surrenders any such shares for conversion into shares of Common Stock on the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of Preferred Stock on such date and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion on the dividend payment date. Except as provided in this paragraph, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender of certificates for shares of Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this
Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

         (c) In connection with the conversion of any shares of Preferred Stock, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Closing Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

         (d) The Conversion Price shall be adjusted from time to time as follows:

                 (i)      In case the Corporation shall after the Issue Date
         (A) pay a dividend or make a distribution on its Common Stock that is paid or made (1) in shares of its Common Stock or (2) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted or (in the case of clause
         (A)(2)) other provision shall be made so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. In the event of the redemption of any rights referred to in clause (A), such holder shall have the right to receive, in lieu of any such rights, any cash, property or securities paid in respect of such redemption; provided, however, that if the value of such cash, property or securities is less than $.05 per share of Common Stock, such holder shall not be entitled to such cash, property or securities. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

                 (ii) In case the Corporation shall issue after the Issue Date rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the issuance date) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying
         (A) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and
         (2) the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive).

                 (iii) In case the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock after the Issue Date of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets, including securities (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), but excluding rights, warrants, dividends and distributions referred to in subparagraphs (i) and (ii) above, regular periodic cash dividends payable out of the Corporation's surplus that may from time to time be fixed by the Board of Directors and dividends and distributions in connection with the liquidation, dissolution or winding up of the Corporation, then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value as determined by the Board of Directors (whose determination shall, if made in good faith, be conclusive) as of such record date of the portion of the Securities applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common

         Stock on such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of Preferred Stock immediately prior to the record date for the distribution of the Securities. Except as provided in paragraph (h) below, such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                 (iv) Notwithstanding anything in subparagraph (ii) above, if such rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Corporation upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same.
         Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (A) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the granting of all such rights or warrants whether or not exercised and (B) the Corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such rights or warrants, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the rights or warrants actually exercised at the respective dates of their exercise. For purposes of subparagraph (ii), the aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of Common Stock.

                 (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, however, that any adjustment shall be required and shall be made in accordance with the provisions of this
         Section 7 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Corporation to its stockholders shall not be taxable to such stockholders.

         (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Preferred Stock remaining outstanding will thereafter no longer be subject to conversion into Common Stock pursuant to Section 7, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Preferred Stock which will contain provisions enabling the holders of the Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this
Section 7. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

         (f)     If:

                 (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the Preferred Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph
         (d)(v) above);

                 (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants;

                 (iii) there shall be any reclassification or change of the Common Stock (other than an event to which paragraph (d)(i) of this Section 7 applies) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                 (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
Section 7.

         (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officers' certificate signed by the President or a Vice President and the Chief Financial Officer or the Secretary of the Corporation setting forth the Conversion Price after such adjustment, the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based. If the calculation of the adjustment requires a determination by the Board of Directors pursuant to paragraph (d)(iii) of this
Section 7 or any similar provision, such certificate shall include a copy of the resolution of the Board of Directors relating to such determination. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustment is based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

         (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Section 7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any share of Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

         (i) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

         (j) If any single action would require adjustment pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to the holders of the Preferred Stock.

         (k) In case the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Preferred Stock, the Conversion Price for the Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances. Subject to the foregoing, there shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

         (l) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

         The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the Preferred Stock eligible for trading upon the New York Stock Exchange, upon the NASDAQ National Market System or upon any national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

         Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Preferred Stock (or any other securities issued on account of the Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Preferred Stock (or any other securities issued on account of the Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Preferred Stock with respect to which such Common Stock shares are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

         (n) The Corporation shall not take any action which results in an adjustment of the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Certificate of Incorporation. Subject to the foregoing, the Corporation shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the Preferred Stock in accordance with the terms and provisions of the Certificate of Incorporation.

         8.      Ranking.

          (a) Any class or classes of stock of the Corporation shall be deemed to rank:

                 (i) prior to the Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock;

                 (ii) on a parity with the Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class of stock and the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

                 (iii) junior to the Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be the Common Stock or if the holders of Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

         (b) The Preferred Stock shall rank junior to shares of the Corporation's Series A Convertible Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

         9.      Voting.

         (a) Except as herein provided or as otherwise from time to time required by law, holders of Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Preferred Stock at the time outstanding have not been paid in an aggregate amount equal to at least four quarterly dividends on such shares (whether or not consecutive), the holders of Preferred Stock shall have the right, voting separately as a class with the holders of shares of any one or more other series of stock ranking on a parity as to dividends with the Preferred Stock upon which like voting rights have been conferred and are exercisable (the Preferred Stock and any such other stock, collectively for purposes hereof, the "Defaulted Preferred Stock"), to elect two directors of the Corporation at the Corporation's next annual meeting of the stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth herein. At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them.) Upon the vesting of such right of the holders of Defaulted Preferred Stock, the then authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted

Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid, or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.
As long as any shares of Preferred Stock shall remain outstanding, the number of directors of the Corporation (excluding any directors elected by vote of the holders of shares of Defaulted Preferred Stock) elected at any meeting of stockholders of the Corporation at which directors are to be elected shall not be such as would cause the number of directors in office after such meeting (excluding any directors elected by vote of the holders of shares of Defaulted Preferred Stock) to exceed the number which is two less than the maximum number of directors permitted by the Certificate of Incorporation.

         (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings, or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice to holders of Defaulted Preferred Stock given as required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice to holders of Defaulted Preferred Stock given as required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

         (d) The directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; any director elected by the holders of Defaulted Preferred Stock may be removed without cause by, and shall not be removed without cause otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who are entitled to participate in such election of directors, voting separately as a class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting separately as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting separately as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting separately as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting separately as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be reduced by the number of directors whose term of office shall have terminated as provided hereinabove.

         (e) So long as any shares of the Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Preferred Stock outstanding at the time given either by written consent or in person or by proxy at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                 (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

                 (ii) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation (including the Certificate of Designations relating to the Preferred Stock) which would adversely affect any right, preference, privilege or voting power of the Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any such other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

                 (iii) the authorization of any reclassification of the Preferred Stock.

         (f) So long as any shares of the Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least 50% of the shares of Preferred Stock outstanding at the time given either by written consent or in person or by proxy at any special or annual meeting, shall be necessary to permit, effect or validate any increase in the amount of authorized Preferred Stock or the creation of additional classes of stock or the issuance of any series of capital stock ranking on a parity with the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding up of the Company.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed.

         10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         11. Notice. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in
Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: if to the Corporation, to its offices at 5847 San Felipe, Suite 700, Houston, Texas 77057 (Attention: Corporate Secretary) or other agent of the Corporation designated as permitted hereby; or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the stock record books of the Corporation (which shall include the records of the Transfer Agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         IN WITNESS WHEREOF, this Certificate has been signed on behalf of the Corporation by its President and attested to by its Secretary, all as of the ____ day of _______, 1996.


                                      GOODRICH PETROLEUM CORPORATION


                                      By:
                                         --------------------------------------

Attest:


By:
   -----------------------------------

                                                                       EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of _______ __, 1996 by and between Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), and each of the individuals whose signature appears on the signature page hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                                R E C I T A L S:

         WHEREAS, the Stockholders have acquired shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share ("Series B Preferred Stock"), pursuant to the terms of that certain Exchange Agreement dated October __, 1996 between the Company, La/Cal Energy Partners II and certain of the Stockholders;

         WHEREAS, the shares of Series B Preferred Stock held by the Stockholders are convertible at the option of the Stockholders into shares of Common Stock, par value $.20 per share, of the Company ("Common Stock");

         WHEREAS, the shares of Series B Preferred Stock held by the Stockholders are, and any shares of Common Stock issued to the Stockholders upon the conversion thereof will be, "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, pursuant to the Agreement, the Company has agreed to provide the Stockholders with certain registration rights relating to any and all shares of Common Stock issued after the date hereof to the Stockholders upon conversion of shares of Series B Preferred Stock (such shares of Common Stock being referred to herein as the "Registrable Shares").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      REGISTRATION RIGHTS AND OBLIGATIONS

         1.1     Demand Registration.

         (a) Stockholders collectively owning at least 2,500,000 Registrable Shares (or the equivalent number in the event of a stock split, reverse stock split, stock dividend or a reclassification or recapitalization subsequent to the date hereof) shall have the right, exercisable at any time after the date hereof, on any one occasion, by written notice to the Company (the "Registration Notice") signed by Stockholders requesting such registration (the "Requesting Stockholders"), to require the Company to use its best efforts to register under the Securities Act, all or part of the Registrable Shares held by the Stockholders (the "Demand Registration"). The Company, upon receipt of the Registration Notice, shall use its best efforts to effect the Demand Registration. The Company shall send written notice of such Demand Registration to the remaining Stockholders, if any (the "Notification"), within ten days of the Company's receipt of the Registration Notice. Unless a remaining Stockholder shall deliver a written request for inclusion in the Demand Registration of a specified number of his Registrable Shares within ten days of the date of the Notification by the Company, the right of such remaining Stockholder to participate in such Demand Registration shall terminate. If such remaining Stockholder so notifies the Company within the period specified above of his desire to participate in the Demand Registration, such Stockholder's Registrable Shares shall be included in the Demand Registration. Each of the Stockholders participating in any Demand Registration is referred to herein as a "Selling Stockholder" and collectively, as the "Selling Stockholders."


         (b) The Registration Notice shall state whether the registration shall be an underwritten offering or a shelf offering pursuant to Rule 415 of the Securities Act. In the event that the shelf registration is requested, the Company shall use its best efforts to maintain the effectiveness of such registration for at least 90 days. In connection with such registration, the Company shall be obligated as soon as practicable (but in any event within 90 days) to prepare and file a registration statement (the "Registration Statement") upon receipt of any such Registration Notice and shall be further obligated to have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder, and the applicable securities or "blue sky" laws of each state, as soon as practicable after the filing date thereof. The Company shall be deemed to have completed a Demand Registration if the Registration Statement is declared effective by the Commission and the Company uses its best efforts to keep such Registration Statement effective for 90 days or such lesser period of time as is necessary for the Selling Stockholders to sell all of the Registrable Shares registered thereunder. The registration rights contained herein with respect to the Registrable Shares held by a Stockholder shall terminate upon the transfer, sale or other disposition by a Stockholder of his Registrable Shares so transferred, sold or disposed of unless such Registrable Shares are transferred, sold or disposed of to an "affiliate" of a Stockholder, as such term is defined in the Securities Act, or are transferred by gift or inheritance in which case the registration rights contained herein shall automatically be assigned to such affiliate or other transferee.

         (c) The Company may include in the Registration Statement referred to in Section 1(b) above a primary offering by the Company of a number of shares of Common Stock that the Company proposes to issue and sell for its own account, not to exceed three hundred percent (300%) of the number of Registrable Shares included in such Registration Statement.

         (d) In connection with any underwritten registration hereunder, if the managing underwriter shall advise the Company in writing (with a copy to the Selling Stockholders) stating that, in its opinion, the number of shares of Common Stock proposed to be included in such registration exceeds the number which can be sold in such offering within the price range acceptable to the Company and the Selling Stockholders (such writing to state the approximate number of shares of Common Stock that may be included in such offering without such effect and, if possible, the basis of such opinion), then the Company will include in such registration, to the extent of the number of shares of Common Stock that the Company is so advised can be sold in such offering, (i) first, the Registrable Shares requested by the Selling Stockholders to be registered pursuant to this Section, and (ii) second, all remaining shares of Common Stock proposed to be included in such registration.

         (e) In the event that the Company's Board of Directors reasonably determines in good faith that the filing of the Registration Statement would be significantly disadvantageous to the Company, notwithstanding anything to the contrary contained herein, the Company may postpone the preparation and filing of the Registration Statement for a period up to 120 days as the Company shall in good faith deem necessary.

         (f) The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.1 during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement relating to securities of the Company (other than a registration statement primarily relating to an offering of securities to employees or a dividend reinvestment plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

         1.2 PIGGYBACK REGISTRATION. If at any time prior to the third anniversary of the date hereof, the Company proposes to file a registration statement in connection with the public offering of shares of Common Stock to be sold by the Company for its own account under the Securities Act (other than in connection with a merger, acquisition or similar business combination transaction, an offering of securities primarily to employees or a dividend reinvestment plan), prior to such filing, the Company shall give the Stockholders written notice of its intention to file such a registration statement. Any Stockholder wishing to participate in such offering, within seven days after such notice, shall deliver to the Company a notice of the Stockholder's desire to sell Registrable Shares under such registration (a "Participation Notice"). The Participation Notice shall state the number of Registrable Shares which such Stockholder wishes to dispose of in such registration. If the Company receives one or more Participation Notices within the specified notice period it shall, subject to the provisions of this Section 1.2, use its best efforts to include the number of shares set forth in such Participation Notices in its registration statement under the Securities Act. The Company may, at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the Stockholders's consent, abandon the proposed offering in which the Stockholder has requested to participate. Notwithstanding the foregoing, the Company shall not be obligated to include such

Registrable Shares in such offering if the Company is advised by the managing underwriter or underwriters of such offering that such offering would, in its or their good faith judgment, be materially adversely affected by such inclusion; provided however, that the Company shall in any case be obligated to include such number or amount of Registrable Shares in such offering, if any, as such underwriter or underwriters shall determine will not materially adversely affect such offering.


                                   ARTICLE II

                       REGISTRATION PROCEDURE AND EXPENSE

         2.1 UNDERWRITER AND DISTRIBUTIONS. In connection with any underwritten registration under the Securities Act pursuant to this Agreement, the Company shall have the right, in its absolute discretion, to choose the underwriter or underwriters (the "Underwriter") and the underwriting syndicate who shall underwrite any offering of Registrable Shares. The Company shall have the right to decide with the Underwriter the scope of the distribution pursuant to any offering.

         2.2     REGISTRATION PROCEDURES.

         (a) In connection with any registration under the Securities Act in which a Stockholder is participating pursuant to this Agreement, the Company will furnish each Selling Stockholder a copy of the Registration Statement and all amendments thereto and will supply each Selling Stockholder with copies of any prospectus included therein (and, if necessary, with copies of a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act; provided, however, that no such prospectus need be supplied more than 60 days after the effective date of the Registration Statement) in such quantities as may be necessary for the purposes of such proposed sale. The Company shall use its reasonable best efforts to keep the Registration Statement effective under the Securities Act during the period specified in Section 1.1(b) as may be reasonably necessary to effect such sale or other disposition (the "Effective Period"), including the filing of any post-effective amendments or supplements thereto, and shall immediately notify the Stockholders when such Registration Statement is no longer effective under the Securities Act.

         (b)     The Company will also use its best efforts to:

                 (i) register or qualify the Registrable Shares included in the Registration Statement under the securities or blue sky laws of such states as the Selling Stockholders shall reasonably request and shall keep such registration or qualification in effect for the Effective Period, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares; and

                 (ii) notify each of the Selling Stockholders at any time during the Effective Period when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Selling Stockholder promptly prepare and furnish to the Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         2.3 REGISTRATION EXPENSES. The Company shall pay all costs and expenses incurred in connection with the registration of Registrable Shares effected pursuant to this Agreement, including the fees and expenses of a single counsel for the Selling Stockholders, provided that, in no event shall the Company be responsible for the underwriting discounts and commissions applicable to the Registrable Shares, which shall be borne by the Selling Stockholders.

         2.4 COOPERATION OF THE STOCKHOLDERS. In connection with any registration of the Registrable Shares pursuant to this Agreement, each Stockholder shall furnish the Company with such information concerning such Selling Stockholder, as the Company may reasonably request for use in the preparation of the Registration Statement and shall cooperate fully in the preparation and filing of a Registration Statement. In connection with any offering, the Company and each of the Selling Stockholders, if requested by the Underwriter, shall become a party to the Underwriting Agreement, which agreement shall contain representations and warranties concerning such Selling Stockholders and the Registrable Shares held by them, covenants and conditions and such other terms as are customarily contained in agreements of that type, provided that no Selling Stockholder shall be required to make any representation or warranty, or indemnify any persons therein concerning the business or financial results or condition of the Company or regarding any other Selling Stockholder. In connection therewith, if so requested by the Underwriter, each Selling Stockholder will agree not to effect any public sale or distribution of any securities of the Company during the seven days prior to the date on which any Registration Statement has become effective and up to the 180 days thereafter, except as part of such offering.

         2.5 STANDOFF AGREEMENT. Each Stockholder agrees that, if, in connection with an underwritten public offering of the Company's securities, the Company or the underwriters managing the offering so request, the Stockholders shall not sell, make any short sale of a loan, grant any option for the purchase of or otherwise dispose of any Company securities (other that those included in the registration) other than intra-family transfers, transfers to trusts for estate planning purposes, or transfers to affiliates (in which case such transferee would be bound by the terms of this Section 2.5), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 90 days from the effective date of such registration as may be requested by the Company or the underwriters.

                                  ARTICLE III

                                INDEMNIFICATION

         3.1 INDEMNIFICATION BY THE SELLING STOCKHOLDERS. (a) It shall be a condition precedent to any right of registration under this Agreement that each Selling Stockholder shall furnish to the Company in writing such information as shall be reasonably requested by the Company concerning each Selling Stockholder and the Registrable Shares held by him for use in a Registration Statement or any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto ("Prospectus"), and each Selling Stockholder hereby agrees to indemnify the Company, its officers and directors, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each underwriter or broker of the Registrable Shares registered pursuant to such request, and each person, if any, who controls such underwriter or broker within the meaning of Section 15 of the Securities Act against any losses, claims, expenses, damages or liabilities to which the Company or any such officer or director or broker or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in, or any material fact (necessary to make the statements therein, in light of the circumstances under which they are made, not misleading) omitted from (or allegedly omitted from), a Registration Statement or Prospectus covering the Registrable Shares, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use in such Registration Statement. Each Selling Stockholder hereby agrees upon the reasonable request of the Company to execute such additional documents and instruments that set forth the indemnification provision contained herein.

         3.2 INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify, hold harmless and defend each Selling Stockholder and each underwriter or broker of the Registrable Shares registered pursuant to such request, and each person, if any, who controls such underwriter or broker within the meaning of Section 15 of the Securities Act against any losses, claims, expenses, damages or liabilities to which such Selling Stockholder, underwriter or broker or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained or incorporated by reference in a Registration Statement or Prospectus covering the Registrable Shares or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue (or alleged untrue) statement or omission (or alleged omission) shall have been based upon information furnished to the Company in writing by such Selling Stockholder or underwriter or broker specifically for use in such Registration Statement or Prospectus, and the Company will reimburse such Selling Stockholder or such underwriter or broker for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability, action or proceedings.

         3.3     CONTRIBUTION.  If the indemnification provided for in Section
3.1 or 3.2 above is unavailable or insufficient to hold harmless any party entitled to indemnification thereunder in respect of any losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), then such party required to provide indemnification hereunder ("Contributor") shall, in lieu of indemnifying such other party entitled to indemnification hereunder ("Contributee"), contribute to the amount paid or payable by Contributee as a result of such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Contributor and the Contributee, in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof). The relative fault of such persons shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the Contributor or Contributee and such person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.3 were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to above in this Section 3.3. No person guilty of fraudulent misrepresentation within the meaning of the Securities Act shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to its rules on conflict of laws.

         4.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes any prior agreement on the subject matter hereof and may not be amended except by a written agreement signed by all the parties hereto.

         4.3 NO ASSIGNMENT. The registration rights contained herein shall not be transferable or assignable by any of the Stockholders except by will, inheritance or intestate succession or to an "affiliate" of a Stockholder, as such term is defined in the Securities Act, or to a transferee who receives the Registrable Shares as a gift or charitable contribution.

         4.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by (i) personal delivery, (ii) expedited overnight delivery service, (iii) certified or registered mail, postage prepaid or (iv) telecopier. Any such notice shall be deemed given upon its delivery or its being sent or dispatched, as the case may be, to the following addresses:

         (a)     If to the Stockholders, at:

                 The address set forth on the
                 signature page hereof

         (b)     If to the Company, at:

                 Goodrich Petroleum Corporation
                 5847 San Felipe, Suite 700
                 Houston, Texas 77057
                 Attention:  President

                 with a copy to:

                 Vinson & Elkins L.L.P.
                 1001 Fannin
                 Suite 2300
                 Houston, TX  77002
                 Attention: Keith R. Fullenweider

         4.5 RELIANCE. The Company shall be entitled to rely on any Registration Notice received by it and the contents contained therein.

         4.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         4.7 AMENDMENT AND WAIVER. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided further, however, that any provisions in Article I may be amended, waived, discharged or terminated upon the written consent of the Company and the holders of a majority in interest of the aggregate of the Registrable Shares.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representative as of the date first above written.

                                     GOODRICH PETROLEUM CORPORATION


                                     By:
                                        ------------------------------------
                                     [_____________], Chairman of the Board

Address:

--------------------------------
                                              Walter G. Goodrich
--------------------------------


Address:

--------------------------------
                                              James G. Marston, III
--------------------------------


Address:                             GOODRICH ENERGY, INC.

--------------------------------
                                     By:
--------------------------------        -----------------------------------
                                              Walter G. Goodrich, President

Address:

--------------------------------
                                              J. Michael Watts
--------------------------------


Address:                             HGF PARTNERSHIP II

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                              Henry Goodrich, Managing Partner
Address:

--------------------------------
                                              Rochelle Rand
--------------------------------

Address:

--------------------------------
                                              Leo E. Bromberg
--------------------------------


Address:

--------------------------------
                                              Leo E. Bromberg, Trustee for G & P
--------------------------------


Address:                             [G & P IRREVOCABLE TRUST]

--------------------------------

--------------------------------     By:
                                        --------------------------------------


Address:                             FIRST AUSTRALIAN RESOURCES, INC.

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                              [Name, Title]


Address:                             SHELDON APPEL COMPANY

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                              [Name, Title]


Address:                             BH RESOURCES L.C.

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                              [Name, Title]
Address:

--------------------------------
                                              Rebecca T. Delatin
--------------------------------

Address:                             RABOIL RESOURCES, L.L.C.

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                          [Name, Title]
Address:

--------------------------------
                                              Keith J. Evans
--------------------------------


Address:

--------------------------------
                                              Roland Frautschi
--------------------------------



Address:

--------------------------------
                                              David W. Hall
--------------------------------




Address:                             HUNTINGFIELD CORPORATION

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                              [Name, Title]


Address:                             M & M INVESTMENTS

--------------------------------

--------------------------------     By:
                                        --------------------------------------
                                              [Name, Title]
Address:

--------------------------------
                                              W. Taylor May
--------------------------------


Address:

--------------------------------
                                              David Meadows
--------------------------------

Address:

--------------------------------
                                              Steve G. Moran
--------------------------------


Address:

--------------------------------
                                              Stuart Oden
--------------------------------


Address:

--------------------------------
                                              Robert E. Osborne, II
--------------------------------



Address:

--------------------------------
                                              Charles G. Rodman
--------------------------------




Address:

--------------------------------
                                              Jim Tennyson
--------------------------------




Address:

--------------------------------
                                              Jim E. Torgerson
--------------------------------


Address:                             WAYNE CREEK RESOURCES-A, L.L.C.

--------------------------------

--------------------------------     By:
                                        ---------------------------------------
                                              [Name, Title]

Address:                             WAYNE CREEK RESOURCES-C, L.L.C.

--------------------------------

--------------------------------     By:
                                        ---------------------------------------
                                              [Name, Title]

Address:

--------------------------------
                                              Danny R. Youngblood
--------------------------------


Address:

--------------------------------
                                              Richard Wanger
--------------------------------


Address:

--------------------------------
                                              Alan Schlichtemier
--------------------------------



Address:

--------------------------------
                                              Laura Goodrich Watts
--------------------------------

                                                                       EXHIBIT D





                               AGREEMENT AND PLAN
                                   OF MERGER





                      DATED AS OF _________________, 1996

                               TABLE OF CONTENTS

ARTICLE I
         THE MERGER
         Section 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2      Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.3      Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.4      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.5      Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.6      Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.7      Additional Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.8      Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.9      No Surrender of Certificates; Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II
         ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER
         Section 2.1      Company Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.2      Assumption of Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.3      Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III
         CONDITIONS OF MERGER
         Section 3.1      Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV
         COVENANTS
         Section 4.1      Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.2      Listing of Acquisition Common Stock and Acquisition Series A Preferred Stock                  6
         Section 4.3      Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.4      Change in Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.5      Change of Name of Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         [Section 4.6     Contribution of Treasury Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         [Section 4.7     Repurchase of Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE V
         TERMINATION AND AMENDMENT
         Section 5.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 5.2      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI
         MISCELLANEOUS PROVISIONS
         Section 6.1      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 6.2      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 6.3      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Exhibit A -- Certificate of Designations of Series B Preferred Stock

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of ____________, 1996, is among Goodrich Petroleum Corporation, a Delaware corporation (the "Company"), Goodrich Acquisition II, Inc., a Delaware corporation ("Acquisition") and a direct, wholly owned subsidiary of the Company, and Goodrich Sub I, Inc., a Delaware corporation (the "Merger Sub") and a direct, wholly owned subsidiary of Acquisition.

                                    RECITALS

         A. As of the date hereof, the Company's authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $.20 per share ("Company Common Stock"), of which 41,804,510 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, $1.00 par value, of which 1,175,000 shares have been designated as the Company's Series A Convertible Preferred Stock (the "Company Series A Preferred Stock") and 801,147 are issued and outstanding.

         B. At the Effective Time (as hereafter defined) of the Merger (as hereafter defined), Acquisition's authorized capital stock will be identical to that of the Company, except (i) the Company Common Stock and the Company Series A Preferred Stock will be named "Acquisition Common Stock" and "Acquisition Series A Preferred Stock", respectively, and (ii) Acquisition will designate 750,000 shares as Series B Convertible Preferred Stock, $1.00 par value (the "Acquisition Series B Preferred Stock").

         C. The designations, rights and preferences, and the qualifications, limitations and restrictions of Acquisition Series A Preferred Stock, and the Acquisition Common Stock are the same as those of the Company Series A Preferred Stock, and the Company Common Stock.

         D. The certificate of incorporation and the bylaws of Acquisition contain provisions identical to the certificate of incorporation and bylaws of the Company (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

         E. The directors of the Company immediately prior to the Merger will be the directors of Acquisition immediately after the Merger.

         F. Acquisition and the Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

         G. The Company desires to create a new holding company structure by merging the Merger Sub with and into the Company with the Company being the surviving corporation, and converting each outstanding share of Company Common Stock and Company Series A Preferred Stock into a like number of shares of Acquisition Common Stock and Acquisition Series A Preferred Stock, respectively, all in accordance with the terms of this Agreement.

         H. The Boards of Directors of Acquisition, the Merger Sub and the Company have approved this Agreement and the Merger of the Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Acquisition and the Merger Sub hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, the Merger Sub shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

         Section 1.2 Effective Time. The Merger shall become effective upon the filing on or before _______________________, of a copy of this Agreement with the Secretary of State of the State of Delaware (the time of such filing being referred to herein as the "Effective Time").

         Section 1.3 Certificate of Incorporation. From and after the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, from and after the Effective Time:

         (a) Article One thereof shall be amended so as to read in its entirety as follows:

                 "First:  The name of this Corporation is [________________]"

         (b) Article Fourth thereof shall be amended so as to read in its entirety as follows:

                 "Fourth: The aggregate number of shares which the Corporation shall have authority to issue shall be one thousand (1,000), consisting of one thousand (1,000) shares of Common Stock, par value $.20 per share."

         (c) A new Article [____________] shall be added thereto which shall be and read in its entirety as follows:

                 "____________: Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or its certificate of incorporation the approval of the stockholders of the Corporation shall, by virtue of this reference to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Goodrich Petroleum Corporation, a Delaware corporation, or any successor thereto by merger, so long as such corporation or its successor is the ultimate parent, directly or indirectly, of this Corporation, by the same vote that is required by the General Corporation Law of the State of Delaware and/or the certificate of incorporation of this Corporation. For the purposes of this Article ___________, the term "parent" shall mean a corporation that owns, directly or indirectly, at least a majority of the outstanding capital stock of this Corporation entitled to vote in the election of directors of this Corporation without regard to the occurrence of any contingency."

         Section 1.4 Bylaws. From and after the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, from and after the Effective Time, the bylaws shall be amended to provide that the number of directors which shall constitute the entire Board shall be __________.

         Section 1.5 Directors. The directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and the bylaws of the Surviving Corporation or as otherwise provided by law.

         Section 1.6 Officers. The officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and the bylaws of the Surviving Corporation or as otherwise provided by law.

         Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         Section 1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, Merger Sub, the Company or the holder of any of the following securities:

                 (a) Each share of Company Common Stock and Company Series A Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Acquisition Common Stock and Acquisition Series A Preferred Stock, respectively.

                 (b) Each share of common stock, par value $.20 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $.20 per share, of the Surviving Corporation.

                 (c) From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock or Company Series A Preferred Stock shall be cancelled and cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 herein.

         Section 1.9 No Surrender of Certificates; Stock Transfer Books. As a result of the provisions of Section 1.3 herein, in conjunction with the provisions of a certificate of amendment of certificate of incorporation of Acquisition to be filed with the Secretary of State of the State of Delaware and to become effective at the Effective Time, the corporate name of Acquisition immediately following the Effective Time will be the same as the corporate name of the Company immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Acquisition Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Section 1.8 herein.

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

         Section 2.1      Company Indebtedness.

         As of the Effective Time, Acquisition and the Company shall, with respect to all outstanding indebtedness of the Company, (collectively, the "Indebtedness") execute, acknowledge and deliver an assumption of liabilities pursuant to which Acquisition shall assume and agree to perform all obligations of the Company relating to the Indebtedness.

         Section 2.2 Assumption of Benefit Plans. Acquisition hereby agrees that from and after the Effective Time, Acquisition will assume and agree to perform all obligations of the Company pursuant to the Goodrich Petroleum Corporation 1995 Stock Option Plan and the 1995 Goodrich Petroleum Corporation 1995 Nonemployee Directors Stock Option Plan (the "Benefit Plans") except that the terms "Company" and "Stock" as used in the Benefit Plans shall, from and after the Effective Time, be deemed to refer to Acquisition and Acquisition Company Common Stock, respectively. Acquisition Common Stock into which shares of Company Common Stock issued pursuant to the Benefit Plans are converted shall, to the extent such Company Common Stock was then subject to restrictions imposed under the Benefit Plan, also be subject to the same restrictions.

         Section 2.3 Reservation of Shares. On or prior to the Effective Time, Acquisition will reserve sufficient shares of Acquisition Common Stock to provide for the issuance of Acquisition Common Stock upon exercise of options outstanding under the Benefit Plan.

                                  ARTICLE III
                              CONDITIONS OF MERGER

         Section 3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment of each of the following conditions:

                 (a) Prior to the Effective Time, the Acquisition Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange and the Acquisition Series A Preferred Stock shall have been approved for listing, upon official notice of issuance, by the [Nasdaq Small Cap Market].

                 (b) Prior to the Effective Time, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

                                   ARTICLE IV
                                   COVENANTS

         Section 4.1 Election of Directors. Immediately prior to the Effective Time, the Company, in its capacity as the sole stockholder of Acquisition, will remove each of the then directors of Acquisition, will effect such amendments to the bylaws of Acquisition as are necessary to increase the number of directors of Acquisition to equal the number of directors of the Company and will elect each person who is then a member of the board of directors of the Company as a director of Acquisition, each of whom shall serve until the next annual meeting of shareholders of Acquisition and until his successor shall have been elected and qualified. Such actions shall be effective as of the Effective Time.

         Section 4.2 Listing of Acquisition Common Stock and Acquisition Series A Preferred Stock. Acquisition will use its best efforts to obtain, at or before the Effective time, authorization to list, upon official notice of issuance, on the New York Stock Exchange Acquisition Common Stock and on the Nasdaq Small Cap Market, Acquisition Series A Preferred Stock, issuable pursuant to the Merger.

         Section 4.3 Employee Benefit Plans. The Company and Acquisition will take or cause to be taken all actions necessary or desirable in order for Acquisition to assume the Benefit Plan and to assume (or become a participating employer in) each other existing employee benefit plan and agreement of the Company, with or without amendments, or to adopt comparable plans, all to the extent deemed appropriate by the Company and Acquisition and permitted under applicable law.

         Section 4.4 Change in Capitalization. Prior to the Effective Time, Acquisition and the Company agree to take all action necessary or desirable under the DGCL to amend the Certificate of Incorporation of Acquisition to authorize 10,000,000 shares of Preferred Stock, $1.00 par value, issuable in series and 100,000,000 shares of Common Stock, par value $.20, and to designate 1,175,000 shares of Preferred Stock as Series A Convertible Preferred Stock having terms and provisions substantially similar to those of the Company's Series A Convertible Participating Preferred Stock and 750,000 shares of Preferred Stock as Series B Convertible Preferred Stock, having terms and provisions as set forth in the Certificate of Designations attached as Exhibit A hereto.

         Section 4.5 Change of Name of Acquisition. Acquisition and the Company will take or cause to be taken all such actions as may be necessary or desirable to effect an amendment to the Certificate of Incorporation of Acquisition at the Effective Time changing the name of Acquisition to "Goodrich Petroleum Corporation."

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

         Section 5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, Acquisition or the Merger Sub if it should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, Acquisition or the Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

         Section 5.2 Amendment. This Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         Section 6.1 Governing Law. Except with respect to matters contained herein governed by the DGCL, this Agreement has been executed and delivered in the State of Texas and shall be governed by and construed and enforced under the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law.

         Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, The Company, Acquisition and the Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  GOODRICH PETROLEUM CORPORATION


                                  By:
                                  Name:
                                  Title:

                                  GOODRICH ACQUISITION II, INC.


                                  By:
                                  Name:
                                  Title:

                                  GOODRICH SUB I, INC.


                                  By:
                                  Name:
                                  Title:

                                                                       EXHIBIT E

                            SUBSCRIPTION CERTIFICATE


Goodrich Acquisition II, Inc.
Goodrich Petroleum Corporation
5847 San Felipe, Suite 700
Houston, Texas 77057

Ladies and Gentlemen:

         Pursuant to that certain Exchange Agreement, dated October 22, 1996, by and between La/Cal Energy Partners II ("La/Cal"), a Louisiana general partnership, certain working interest owners named in Schedule I of the Exchange Agreement (the "Working Interest Owners"), Goodrich Acquisition II, Inc., a Delaware corporation (the "Company") and wholly owned subsidiary of Goodrich Petroleum Corporation, a Delaware corporation ("Goodrich"), and Goodrich (the "Exchange Agreement"), I, the undersigned, being a partner of La/Cal or a Working Interest Owner, as the case may be, (a "Subscriber") understand that in return for my consent to the exchange of the Assets I am to receive, either directly or indirectly as a partner in La/Cal, consideration consisting, in part, of shares of Company Series B Convertible Preferred Stock (the "Preferred Shares"). I understand that the aggregate number of Preferred Shares which I am to receive represents an equity interest in the Company, subject to certain limitations set forth in the Exchange Agreement and the Certificate of Designations of Series B Convertible Preferred Stock of Goodrich Petroleum Corporation (the "Certificate of Designations"). I acknowledge that the Company's distribution of the Preferred Shares is subject to certain terms and conditions as set forth in the Company's Private Placement Confidential Offering Memorandum dated November 4, 1996, as amended and supplemented from time to time (the "Memorandum").

         1. Representations and Warranties of the Subscriber. I hereby represent and warrant to the Company and Goodrich as follows:

                 A. I am authorized to enter into this agreement and to consummate the exchange of assets for the Preferred Shares and the other consideration described in the Exchange Agreement; I am the sole party in interest under this agreement and am not acquiring the Preferred Shares as an agent or otherwise for any other person;

                 B. All information I have provided to the Company concerning my investment in the Preferred Shares, including, without limitation, the information contained herein, is true and correct as of the date hereof.

                 C. I have examined before the date hereof all documents I have requested from the Company to the extent such documents are (i) relevant to this transaction, and (ii) possessed by the Company or obtainable by the Company without unreasonable effort or expense.

                 D. I ACKNOWLEDGE THAT NEITHER THE COMPANY NOR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, ORAL OR OTHERWISE, CONCERNING THE COMPANY OR THE OFFERING, OTHER THAN THOSE CONTAINED IN THE MEMORANDUM. IN ACCEPTING THE PREFERRED SHARES, I AM NOT RELYING UPON ANY INFORMATION, OTHER THAN THE RESULTS OF MY OWN INDEPENDENT REVIEW OF THE MEMORANDUM AND EXHIBITS THERETO, THE EXCHANGE AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, AND ANY OTHER WRITTEN INFORMATION PROVIDED TO ME AT MY REQUEST BY THE COMPANY.

                 E. I have received, analyzed and reviewed the Memorandum, the Exchange Agreement, the Certificate of Designations and the documents relating thereto and have had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction. I have had an opportunity to obtain all additional information necessary to verify the accuracy of the foregoing.

                 F. The address set forth below my signature is the true and correct address of my residence and I have no present intention of becoming a resident of any other state or jurisdiction. I understand that my statements regarding my state of residence are material to the Company.

                 G. I agree that I will not attempt to dispose of my Preferred Shares, or any shares of Common Stock or other securities issuable upon conversion of the Preferred Shares, or any interest therein, unless and until such securities have been validly registered under the Securities Act of 1933, as amended (the "Securities Act") or the Company has determined that the intended disposition is exempt from registration under the Securities Act, the rules and regulations promulgated thereunder, or any applicable state securities laws or regulations, and the Company may require me to deliver an opinion of counsel acceptable to it to such effect. Other than as described in the Exchange Agreement, I understand that the Company is under no obligation to me to register such offering under the Securities Act. I understand that in the event I wish to transfer any interest in the Preferred Shares, or any shares of Common Stock or other securities issuable upon conversion of the Preferred Shares, I will be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and under the Securities Act and for any expenses incurred by the Company for legal or accounting services in connection with reviewing any such proposed transfer or issuing opinions in connection therewith. I understand that the stock certificates evidencing the Preferred Shares or any shares of Common Stock or other securities issuable upon conversion of the Preferred Shares, will bear the following legend:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH

         REGISTRATION, SUCH SHARES MAY NOT BE SOLD OR DISTRIBUTED, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR DISTRIBUTION OR THE SUBMISSION TO COUNSEL FOR THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY DEMONSTRATE TO THE SATISFACTION OF SAID COUNSEL THAT ANY SUCH SALE OR DISTRIBUTION WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITIES LAWS.

I also understand that stop transfer instructions will be given to the Company's transfer agent in accordance with such restrictions.

                 H. I understand that no trading market for the Preferred Shares currently exists or is likely to exist at any time in the future, that there are substantial restrictions on the transferability of the Preferred Shares, and that I must bear the economic risk of this investment for a period of time because the Preferred Shares are not registered under the Securities Act, and may not be re-sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available. I understand that as a consequence of these limitations it may not be possible for me to liquidate my investment in the event of an emergency, change in circumstances or other immediate need for cash.

                 I. I am acquiring the Preferred Shares for my own account, for investment only, and not with a view toward the resale or distribution thereof.

                 J. I am (and in the case of an investor other than an individual, each beneficial owner of such investor is) either an "accredited investor," of the type indicated on the attached Accredited Investor Certificate, or, if I (or such beneficial owners) do not qualify as an "accredited investor," I (or such beneficial owners) (i) have knowledge of finance, securities and investments, generally, and experience and skill in investments based on actual participation, and (ii) my investment in the Company does not exceed 20% of my (or such beneficial owner's) net worth (or my joint net worth with my spouse) at the time of the investment.

                 K. I acknowledge that I have not purchased the Preferred Shares as a result of any general solicitation or general advertising (as those terms are used in Rule 502(a) under the Securities Act);

                 L. I understand that an investment in the Preferred Shares represents a high degree of risk and is suitable only for those persons having a substantial net worth, and who can afford to bear such risk. I have considered carefully the risk factors discussed in the Memorandum attendant to the purchase of Preferred Shares, and have consulted my own legal, tax and financial advisors with respect thereto. I have read and understood all of the risks discussed in the Memorandum and accept the same knowingly and willingly.

                 M. Upon the Company's request, I will execute any documents as may be reasonably requested in connection with my receipt of the Preferred Shares.

         My representations and warranties set forth in this Section 1 shall survive the receipt of the shares.

         2.      Indemnification.   I hereby agree to indemnify and hold
harmless the Company and Goodrich, any corporation or entity affiliated with the Company or Goodrich, their respective officers, directors and employees, or any of their respective professional advisors, from and against any and all loss, damage, liability or expense (including reasonable attorneys' fees) due to or arising out of a breach of any of my representations or warranties contained in this Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Certificate this ____ day of __________, 1996.



                                        --------------------------------------
                                        Signature


                                        --------------------------------------
                                        Printed Name



                                        Address:

                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------

                        ACCREDITED INVESTOR CERTIFICATE


         The undersigned hereby certifies that he is an Accredited Investor as that term is defined in Rule 501 of Regulation D adopted pursuant to the Securities Act of 1933, as amended (the "Act"). The specific category(s) of Accredited Investor applicable to the undersigned is checked below.


_____    a.      a natural person whose individual net worth, or joint net
                 worth with that individual's spouse, at the time of his purchase exceeds $1,000,000;

____     b.      a natural person who had an individual income in excess of
                 $200,000 in 1994 and 1995 or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 1996.
                 For purposes of this offering, individual income shall equal adjusted gross income, as reported in the investor's federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations and releases of the Commission;

____     c.      a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in
                 Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange
                 Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940
                 Act; a Small Business Investment Company licensed by the U.S.
                 Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement
                 Income Security Act of 1974 ("ERISA") if the investment decision is made by a plan fiduciary, as defined in Section
                 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

____     d.      a private business development company as defined in Section
                 202(a)(22) of the Investment Advisers Act of 1940;

____     e.      an organization described in Section 501(c)(3) of the Internal
                 Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purposes of acquiring the securities offered, with total assets in excess of $5,000,000;

____     f.      A director, executive officer, or general partner of the
                 issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

____     g.      A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D adopted pursuant to the Act; or

____     h.      an entity in which all of the equity owners are Accredited
                 Investors set forth above.